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                                                                    Exhibit 10.2

                           PURCHASE AND SALE AGREEMENT


This Purchase and Sale Agreement (the "Agreement") is entered into as of the Effective Date by and among Buyer, Seller and Escrow Agent. For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

                1. Defined Terms. As used in this Agreement the terms listed below shall have the following meanings:

EFFECTIVE DATE:                 September 19, 1997

SELLER:                         AMRESCO Southern California LLC
                                c/o AMRESCO Advisors
                                265 Franklin Street, Suite 1800
                                Boston, Massachusetts 02110
                                    Attn:   Mark E. Bratt and John H. Baxter
                                    Phone:  (617) 526-8800
                                    Fax:    (617) 526-8810

BUYER:                          Pacific Gulf Properties Inc.
                                4220 Von Karman, Second Floor
                                Newport Beach, California 92660-2002
                                    Attn:   Lonnie P. Nadal
                                    Phone:  (714) 233-5000
                                    Fax:    (714) 233-5033

PROPERTY:

                (a) those certain real properties located at 1415 & 1425 S. Acacia Street, Fullerton, CA (Acacia Business Center), 611 Cerritos, Anaheim, CA, and 333, 353 and 373 N. Euclid Way, Anaheim, CA (Tower Park), on which is constructed six (6) multi-tenant industrial and commercial buildings containing approximately 543,215 rentable square feet of space, plus that certain real property located at 313 Euclid Way, Anaheim, CA (the "313 Euclid Land") (all of the foregoing is referred to collectively as the "Land and is more particularly described in Exhibit A). (The 313 Euclid Land is subject to the CalTrans Taking (defined below));

                (b) all of Seller's right, title and interest in and to all improvements, fixtures and personal property located on the Land (collectively, the "Improvements");

                (c) all rights, appurtenances, streets, alleys, easements, rights-of-way in or to all streets or other interests in, on, across, in front of, abutting, servicing or adjoining the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances, all development rights, land use entitlements, building permits, licenses, permits and certificates utilities commitments, air rights, water, water rights, and other appurtenances used in connection


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with the beneficial use and enjoyment of the Land (collectively, the
"Appurtenances", which, together with the Land and Improvements is referred to herein as the "Real Property");

                (d) all lease rights (including, without limitation, the lessor's interest in and to all tenant leases, rental agreements, subleases and tenancies, including all amendments, modifications, agreements, records, substantive correspondence, and other documents affecting in any way a right to occupy any portion of the Real Property (individually and collectively, the "Leases"), and Seller's interest in all security deposits and prepaid rent, if any, under the Leases and any and all guaranties of the Leases, and, to the extent approved by Buyer pursuant to this Agreement, all "Service Contracts" (as hereinafter defined) (collectively, the "Assigned Contracts"), and all intangible personal property now or hereafter owned by Seller and used in the ownership, use or operation or development of the Real Property and Improvements including, without limitation, the right to use the names "Tower Park" and "Acacia Business Park" and any other trade name (exclusive of the names "Sammis", "Sares", "Regis" and "AMRESCO" and variations thereof) now used in connection with the Real Property (collectively, the "Intangible Property"), and together with all tangible personal property owned by Seller located on or in or used in connection with the Real Property as of the date hereof, such title to be free of any liens, encumbrances or interests (the "Tangible Property"). The Intangible Property together with the Tangible Property is collectively the "Personal Property".

PURCHASE PRICE:         Twenty-Four Million Nine Hundred Thousand Dollars
                        ($24,900,000).

DEPOSIT: Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), together with interest accrued thereon (collectively, the "Deposit").

ESCROW AGENT/
TITLE COMPANY:          Fidelity National Title Insurance Company
                        2510 North Redhill Avenue
                        Santa Ana, CA 92705
                        Attn: Kurt Taplin
                              (714) 622-4919
                        Fax:  (714) 477-6813

CALTRANS TAKING:        That certain taking of a portion of the Property
                        initiated by the California Department of Transportation (the "DOT") currently in process pursuant to which (i) the DOT has razed the improvements known as Building Number 4 formerly located at 313 Euclid Way, Anaheim, CA, (ii) the
                        DOT has indicated its intention to take for road widening purposes a portion of the property located at 313 Euclid Way, Anaheim, CA consisting of the fee interest in approximately 14,784 square feet of the property, a utility easement of approximately 1,063 square feet, a utility easement of approximately 173 square feet, and a temporary construction


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                        easement of approximately 3,804 square feet,
                        and (iii) Seller has contested the amount of the award offered by DOT in a case pending in Orange County Superior Court, Case No. 773080.

                2. Agreement to Sell. Purchase and Sale Agreement. Seller hereby agrees to sell and convey the Property to Buyer, and Buyer hereby agrees to purchase the Property from Seller, subject to the terms and conditions set forth in this Agreement.

                3. Deposit. Three days after receipt by Buyer of a fully executed copy of this Agreement, Buyer shall deposit the Deposit with Escrow Agent, as escrow agent for Buyer and Seller. The Deposit will be held in an interest-bearing account with interest to follow the Deposit. The Deposit shall either (a) be applied towards the Purchase Price at "Closing" (as hereinafter defined); (b) be returned to the Buyer if the Closing fails to occur for any reason other than the Buyer's default; or (c) be disbursed to Seller as liquidated damages in the event of Buyer's default pursuant to the provisions of this paragraph. Escrow Agent agrees to act as escrow agent for Buyer and Seller hereunder and to administer the Deposit in accordance with the terms of this Agreement. Escrow Agent may also rely on instructions jointly given by Buyer and Seller as to the disposition of the Deposit.

IN THE EVENT THE SALE OF THE PROPERTY IS NOT CONSUMMATED BECAUSE OF THE FAILURE OF ANY CONDITION OR ANY OTHER REASON EXCEPT A DEFAULT UNDER THIS AGREEMENT SOLELY ON THE PART OF BUYER, THE DEPOSIT SHALL IMMEDIATELY BE RETURNED TO BUYER. IF SAID SALE IS NOT CONSUMMATED SOLELY BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER, THE DEPOSIT SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY BUYER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER, AT LAW OR IN EQUITY, IN THE EVENT OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER. SELLER HEREBY WAIVES ANY AND ALL BENEFITS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 3389.

               INITIALS: Seller        Buyer  [sig]
                               --------     ---------

                4. Closing. The recordation of the deed and the delivery of other documents and funds contemplated hereby (the "Closing") shall take place, unless otherwise agreed upon in writing or extended, on October 21, 1997 (the "Closing Date").

                (a) At the Closing, which shall occur pursuant to escrow instructions mutually satisfactory to Buyer and Seller, Seller shall deliver to
Buyer:


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                    (i)       A deed in the form attached hereto as Exhibit C
                              (the "Deed"); an assignment of leases in the form attached hereto as Exhibit D (the "Assignment of Leases"); an assignment of contracts designated by Buyer to be assumed pursuant to this Agreement (the "Assumed Contracts"), warranties, permits, guaranties and other intangible property, in the form attached hereto as Exhibit E (the "Assignment of Contracts and Intangible Property"); a bill of sale in the form attached hereto as Exhibit F (the "Bill of Sale"), each duly executed by Seller;

                    (ii) At Buyer's request, such title affidavits and related documents as Buyer may reasonably request or as may be required by the Title Company to issue the Title Policy to Buyer at Closing in the form required pursuant to this Agreement;

                    (iii) Any and all original documents in the possession of Seller and/or Seller's property management company relating to the Property, including, without limitation, all Leases and tenant files, Assigned Contracts, evidence of termination of any Service Contracts and other agreements that are not Assigned Contracts, originals of the building permits and certificates of occupancy for the Improvements and all tenant-occupied space included within the Improvements: all keys to the Property;

                    (iv) Tenant Estoppel Certificates from tenants leasing not less than 75% of the net rentable area of the Property, dated not earlier than 30 days prior to Closing, in the form attached hereto as Exhibit G (as modified by Buyer to address specific reasonable concerns arising as a result of Buyer's review of the Leases and as delivered to tenants by Seller) (the "Required Estoppel Certificates"), and notices to the Tenants of the occurrence of the sale of the Property in the form attached hereto as Exhibit H (the "Notice to Tenants");

                    (v) a duly executed affidavit that Seller is not a "foreign person" within the meaning of Section 1445(e)(3) of the Internal Revenue Code of 1986 in the form attached hereto as Exhibit I together with a duly executed California Franchise Tax Board Form 590;

                    (vi) a closing statement in form and content reasonably satisfactory to Buyer and Seller (the "Closing Statement") duly executed by Seller;


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                    (vii)     any other instruments, records or correspondence
                              specifically called for hereunder to be delivered by Seller which have not previously been delivered.


                (b) At the Closing, Buyer shall pay the Purchase Price by federal wire transfer to Escrow Holder. The Deposit shall be credited against the Purchase Price. Seller may use the Purchase Price or any portion thereof to clear the title of any or all encumbrances or interests, provided that all instruments necessary for this purpose are recorded or registered simultaneously with the Deed, except that where an institutional lender has provided a payoff letter the actual reconveyance of the lender's deed of trust may be recorded when received provided that the Seller has provide such bond, indemnity or other arrangements as shall be necessary to cause the Title Company to insure title to the Property as vested in Buyer without any exception for such matters. Except for real estate taxes not yet due or payable, Seller shall cause all mortgages, deeds of trust and other monetary encumbrances, including without limitation all mechanics' liens, to be released and reconveyed from the Property on or prior to the Closing and shall cause the Title Company to insure title to the Property as vested in Buyer without any exception for such matters.

                5. Adjustments.

                (a) The following are to be apportioned as of the Closing Date, with Buyer receiving credit for or being charged with the entire day of the Closing, as follows:

                    (i) Rent. Collected rent under the Leases shall be apportioned as of the Closing Date. With respect to any rent which is uncollected as of the Closing Date, after Closing Buyer shall pay to Seller any rent actually collected which is applicable to the period preceding the Closing Date, provided, however, that all rent collected by Buyer shall be applied first to all unpaid rent accruing after the Closing Date, and then to unpaid rent accruing prior to the Closing Date. Buyer shall not be obligated to take any steps to recover any rent arrearages. Seller shall be permitted to pursue collection of any rent arrearages applicable to the period prior to the Closing, provided that Buyer shall not incur any, and Seller shall indemnify Buyer against all cost, expense or liability in connection therewith, and provided further that Seller shall not commence any legal or equitable proceedings in the nature of an unlawful detainer, eviction or other proceeding which seek to terminate any tenant's right of possession of its leased premises or result in a lien or encumbrance on such leased premises. If any tenants are required to pay percentage rent, escalation charges for real estate taxes, operating expenses, CPI adjustments or other charges of a similar nature ("Additional Rent") and any Additional Rent is collected by Buyer or Seller which is attributable in whole or in part to any period during which the respective party did not own the Property, such party shall promptly pay to the other party the other party's proportionate share thereof, less a proportionate share of any reasonable attorney's fees, costs and expenses of collection thereof. All Additional Rent collected by Buyer shall be applied first to unpaid Additional Rent accruing after the Closing Date, and then to unpaid Additional Rent accruing prior to the Closing Date. If tenants pay Additional Rent on an estimated basis, then promptly following the end of the underlying fiscal period Buyer shall reconcile actual expenses


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with tenants' estimated payments of Additional Rent and any net debit or credit to the landlord resulting from such reconciliation shall be apportioned between Buyer and Seller. Any sums received from the tenant on account of the termination of the United States Postal Service lease shall be paid to Seller.

                    (ii) Leasing Costs. Seller is responsible for leasing commissions, tenant improvement costs, tenant inducements or other leasing costs (collectively, "Leasing Costs") payable with respect to the current term of the presently existing leases (the "Present Leases") listed in Exhibit J attached hereto (the "Lease Schedule"). To the extent any Leasing Costs of Present Leases are due and payable at or before Closing they shall be paid from Seller's proceeds. Seller and Buyer shall pay their respective shares of all Leasing Costs with respect to any renewal, extension or expansion rights under any Present Leases which are exercised on or after the date hereof and for any such Leasing Costs relative to Leases amended or executed (with the approval of Buyer as set out in Section 18 hereof) on or after the date hereof, with such shares being based on the proportion of rent paid or payable prior to and following the Closing Date with respect to such renewal, extension, expansion, amended Lease or new Lease. To the extent any such Leasing Costs are due and payable as of or after the Closing Date, but are not paid by the responsible party, then such responsible party shall protect and indemnify the nonresponsible party from and against any such Leasing Costs. In the event Buyer leases the Vacant Space (as defined in Section 8) within 365 days following the Closing Date, then Buyer shall pay to Seller any excess of $300,000 over the Leasing Costs incurred by Buyer in leasing the Vacant Space.

                    (iii) Security Deposits. Buyer shall be entitled to a credit against the Purchase Price for the total sum of all security and other deposits provided for in the Leases which are retained by Seller and not delivered in kind to Buyer at Closing, and any interest earned thereon which by law or the terms of the Leases is required to be refunded to tenants.

                    (iv) Utility Charges. Seller shall cause all the utility meters to be read on the Closing Date, and will be responsible for the cost of all utilities used prior to the Closing Date, except to the extent such utility charges are billed to and paid by tenants directly. Buyer shall be responsible for all post-Closing utility charges.

                    (v) Real Estate Taxes and Special Assessments. Seller shall pay prior to Closing any and all delinquent real estate taxes and assessments with respect to the Property. General real estate taxes and assessments payable for the fiscal year in which the Closing occurs shall be prorated as of the Closing Date.

                    (vi) Other Apportionments. Amounts payable under the Assigned Contracts, annual or periodic permit and/or inspection fees (calculated on the basis of the period covered), and liability for other Property operation and maintenance expenses and other recurring costs shall be apportioned as of the Closing Date.


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                    (vii) Deferred Maintenance Credit. Seller shall receive a
credit at Closing in the amount of Three Hundred Sixty Thousand Dollars ($360,000) on account of any and all deferred maintenance and/or physical defects or deficiencies in the Property, including those identified on Exhibit K.

                (b) Preliminary Closing Statement. Seller and Buyer shall jointly prepare and approve a preliminary Closing Statement on the basis of the Leases and other sources of income and expenses, and shall deliver such computation to Escrow Holder prior to Closing.

                (c) Post-Closing Reconciliation. If any of the aforesaid prorations cannot be definitely calculated on the Closing Date, then they shall be estimated at the Closing and definitely calculated as soon after the Closing Date as feasible. As soon as the necessary information is available, Buyer shall conduct a post-Closing audit to determine the accuracy of all prorations made to the Purchase Price (the "Post-Closing Audit"). Either party owing the other party a sum of money based on such subsequent proration(s) or the Post-Closing Audit shall promptly pay said sum to the other party.

                6. Closing Costs. Seller shall pay for the Preliminary Report, the premium for the CLTA portion of the Title Policy, the chain of title search, any sales taxes, any transfer taxes applicable to the sale and recording fees for recording of the Deed. In addition, Seller shall be liable for any prepayment fee or other charge payable in connection with any payoff of monetary encumbrances. Buyer shall pay for the ALTA portion of the Title Policy, the cost of any endorsements to the Title Policy, the cost of any survey or surveyor's certificate, the cost of its due diligence examination of the Real Property, and the cost of its counsel and other professional advisors. Any escrow fees shall be paid fifty percent (50%) by Buyer and fifty percent (50%) by Seller. All other costs and charges of the Escrow not otherwise provided for in this Agreement shall be allocated in accordance with the closing customs for the County where the Property is located. Buyer and Seller shall each be responsible for their respective legal fees to negotiate and execute this Agreement. The provisions of this Section 6 shall survive the Closing.

                7. Reporting Requirements. The Escrow Holder shall comply with all applicable federal, state and local reporting and withholding requirements relating to the close of the transactions contemplated herein. Without limiting the generality of the foregoing, to the extent the transactions contemplated by this Agreement involve a real estate transaction within the purview of Section 6045 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), Escrow Holder shall have sole responsibility to comply with the requirements of Section 6045 of the Internal Revenue Code (and any similar requirements imposed by state or local law). For purposes hereof, Seller's tax identification number is 04-3358056. Escrow Holder shall hold Buyer, Seller and their counsel free and harmless from and against any and all liability, claims, demands, damages and costs, including reasonable attorney's fees and other litigation expenses, arising or resulting from the failure or refusal of Escrow Holder to comply with such reporting requirements. The provisions of this
Section 7 shall survive the Closing.


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                8. Master Lease. If, at Closing, the presently vacant
approximately 107,223 square feet of space in the Tower Park property located at 353 and 373 North Euclid Way, Anaheim, California (the "Vacant Space") has not been leased pursuant to one or more leases approved by Buyer pursuant to Section 18 hereof, then as a condition precedent to the Buyer's obligation to close as provided in this Agreement, Brian Malliet, or a nominee thereof reasonably acceptable to Buyer, as tenant, for the benefit of Buyer, will execute and deliver to Buyer at Closing (i) a lease in the form of Exhibit L for the Vacant Space, and (ii) an escrow agreement (the "Escrow Agreement") in the form of Exhibit M pursuant to which the "Escrowed Funds" (defined below) are to be released by the Escrow Holder to pay rent under the lease. Provided that such conditions are satisfied, on the Closing Date, Seller shall instruct the Escrow Holder to retain an amount equal to Three Hundred Thousand Dollars ($300,000) from the Purchase Price (the "Escrowed Funds"), which Escrowed Funds shall be held in Escrow pursuant to the terms of the Escrow Agreement.

                9. Title. At the Closing, Seller shall convey to Buyer marketable and insurable fee simple title to the Real Property and Improvements, by duly executed and acknowledged grant deed in the form attached hereto as Exhibit C. A condition to Buyer's obligations under this Agreement shall be the issuance by the Title Company to Buyer of an ALTA extended coverage Owner's Policy of Title Insurance (Form B, rev. 10/17/70 with Endorsement Form 1 coverage) in the amount of the Purchase Price, insuring fee simple title to the Real Property and Improvements in Buyer, subject only to such exceptions as Buyer shall have approved pursuant to Paragraph 16 below (the "Approved Title Exceptions") and without boundary, encroachment or survey exceptions, except as Buyer shall have approved pursuant to Paragraph 16 below (the "Title Policy"). The Title Policy shall provide full coverage against mechanics' and materialmen's liens (including liens arising out of work done for tenants) and shall contain, to the extent Buyer has obtained from the Title Company during the Inspection Period the commitment of the Title Company to issue such endorsements at Closing, the CLTA 100 (modified for an owner), 101.4, 103.7, 116, 116.1, 116.4, 116.7 and such other special endorsements as Buyer may reasonably require, including, without limitation, any endorsements required as a condition to Buyer's approval of any title exceptions pursuant to Paragraph 16 below (the "Endorsements").

                10. Possession and Condition. Full possession, subject only to the rights of tenants under Leases and Approved Title Exceptions shall be delivered to the Buyer at Closing, the Property to be in the same condition as it now is, reasonable use and wear thereof excepted. The Property is to be conveyed "as is" without any representation or warranty except as expressly set forth herein. Buyer acknowledges that it is a sophisticated real estate investor, advised by counsel, and that its decision to acquire the Property is based primarily upon its own investigation of the Property, the Leases and the market.

                  11. Seller Defaults. If Seller shall be unable to convey title, or to deliver possession of the Property, all as herein stipulated, or if on the Closing Date the Property does not conform with the provisions hereof, then Seller shall use reasonable efforts to remove all


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defects in title, and to deliver possession as provided herein, and to make the
Property conform to the provisions hereof, as the case may be, and the Closing Date may be extended by mutual agreement of Seller and Buyer to a date not later than thirty (30) days after the previously scheduled Closing Date.

                If at the expiration of the extended time Seller shall have failed so to remove any defects in title (other than monetary liens, which are covered in paragraph 4(b)), deliver possession, or to make the Property conform, as the case may be, all as herein agreed, then, at Buyer's option, the Deposit shall be forthwith refunded and all other obligations of all parties hereto shall cease and this Agreement shall be void and without recourse to the parties hereto; provided, however, that if Buyer is satisfied with the Property and the purchase price, then Buyer shall have the election in its sole and absolute discretion, at either the original or extended Closing Date, to accept such title as the Seller can deliver to the Property in its then condition and to pay therefor the Purchase Price without deduction, except that in the event of such conveyance:

                (a) if the Property shall have been damaged by fire or casualty insured against, then Seller shall, unless Seller has previously restored the Property to its former condition, pay over or assign to Buyer, at the Closing Date, all amounts recovered or recoverable on account of such insurance, less any amounts reasonably expended by Seller for partial restoration, up to an amount equal to the Purchase Price; and

                (b) if any portion of the Property shall have been taken by exercise of the power of eminent domain (exclusive of the CalTrans Taking), Seller shall pay over or assign to Buyer at the Closing Date, all awards recovered or recoverable on account of such taking, less any amounts reasonably expended by Seller for partial restoration.

                12. Insurance. Until the Closing, Seller shall retain the risk of loss and shall maintain insurance on the Property against fire and hazards covered by "All-Risk" insurance coverage in an amount at least equal to the Purchase Price.

                13. Broker. Seller and Buyer mutually represent that Voit Commercial Brokerage (the "Broker") is the only broker with whom they have dealt in connection with this Agreement. The commission of the Broker shall be paid by Seller pursuant to a separate agreement. Seller and Buyer each agree to indemnify and hold the other harmless from and against any liability, loss, cost, damage, or expense, including court costs and attorneys' fees, resulting from a breach of the representation and warranty set forth in this Paragraph. The provisions of this Paragraph shall survive the Closing or termination of this Agreement.

                Buyer acknowledges that Broker is acting as Seller's agent and that Broker makes no, and Seller has not authorized Broker to make any, representations or warranties of any kind regarding the condition, permitted use, or value of the Property.


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                14. Seller's Warranties. Seller represents and warrants:

                (a) Seller is the fee owner of the Property and has full power and authority to sell the Property to the Buyer pursuant to the terms of this Agreement. Seller is a limited liability company, duly organized and validly existing and in good standing under the laws of the Commonwealth of Massachusetts; this Agreement and all documents executed by Seller and delivered to Buyer pursuant to this Agreement are and will be duly authorized, executed and delivered by Seller, are and will be legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, and do not and will not violate any provision of any written agreement to which Seller is a party. To Seller's knowledge, this Agreement and all documents executed by Seller and delivered to Buyer pursuant to this Agreement do not violate any judicial order to which Seller or the Property is subject. Seller has obtained all necessary authorizations, approvals and consents to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                (b) Seller is not a foreign entity subject to withholding under the Internal Revenue Code.

                (c) To Seller's knowledge, all documents delivered by Seller to Buyer, or made available to Buyer for review, including without limitation the Due Diligence Materials listed on Exhibit N, are true and complete. To Seller's knowledge, the books, files and records relating to the Property that were delivered to or made available to Buyer for Buyer's review do not contain any deliberate or material omission, exclusive of information relating to the entities which own the Property, to the relationship between the Seller and its investors and advisors, and to Seller's financial projections and market assumptions, whether contained in Seller's internal memoranda, financial projections, budgets, accounting and tax records or similar proprietary, confidential or privileged information.

                (d) To Seller's knowledge, during the period of Seller's ownership of the Real Property Seller has not received notice of any (i) condemnation (exclusive of the CalTrans Taking), environmental, zoning or other land-use proceedings, instituted or to be instituted, against the Real Property,
(ii) special assessment proceedings affecting the Real Property (other than as set forth in the Preliminary Report), or (iii) existing or proposed easements, covenants, restrictions, agreements or other documents which affect title to the Real Property and which are not disclosed by the Preliminary Report.

                (e) To Seller's knowledge, during the period of Seller's ownership of the Real Property Seller has not received notice of any litigation, arbitration or reference proceedings pending or threatened against the Real Property or against Seller with respect to the Real Property.

                (f) The most current Lease Schedule provided to Buyer is a complete and accurate list of all Leases. To Seller's knowledge, except for free rent allowed to tenants under their respective Leases, there are no leasing costs or obligations which will remain unpaid at


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Closing, including, without limitation, broker's commissions and costs in connection with tenant improvements.

                (g) To Seller's knowledge, there exists no defaults or events which, with the giving of notice or passage of time, or both, would constitute a default by Seller or any of the tenants under any of the Leases. To Seller's knowledge, there exists no defaults or events which, with the giving of notice or passage of time, or both, would constitute a default by Seller or any of the other parties to the Service Contracts under the Service Contracts.

                Seller will indemnify, defend with counsel of Buyer's choice, and hold Buyer its successors and assigns and their respective agents, employees, officers, directors and partners, and the Real Property harmless from all expense, loss, damage and claims, including Buyer's attorney's fees, if necessary, arising out of the breach of any of the Seller's warranties, covenants and representations, related to the Real Property and arising or occurring prior to the Closing, or related to or arising from any act, conduct, omission, contract or commitment of Seller arising or occurring prior to the Closing, in each case notice of which is delivered to Seller not later than twelve (12) months following the Time of Closing, provided, however, that in no event shall Seller's liability hereunder exceed the sum of Five Hundred Thousand Dollars ($500,000).

                As used herein the term "Seller's knowledge" or any similar phrase shall mean the actual, not constructive or implied, knowledge of John H. Baxter or Mark E. Bratt after having made reasonable inquiry of current employee(s) of AMRESCO Advisors, Inc., but without any further obligation on his part to make any independent investigation of the matters being represented and warranted, or to make any further inquiry of any other persons, or to search or examine any files, records, books or correspondence. To the extent any representation or warranty which is made to "Seller's knowledge" is contravened by any information contained in the due diligence materials delivered to Buyer by Seller and Seller's agents during the Inspection Period, then any such representation or warranty shall be deemed modified by any such information.

                15. No Financing Contingency. Buyer's obligations hereunder are not conditioned upon Buyer's receipt of financing.

                16. Due Diligence.

                (a) From the Effective Date until the date thirty (30) days after the Effective Date, but not later than the Closing Date (the "Inspection Period"), Seller shall allow Buyer, its agents and consultants access to the Real Property upon not more than 24 hours' advance telephonic notice for the purposes of conducting surveys, tests, and inspections, provided that they shall be conducted in such a manner as not to unreasonably interfere with normal business operations on the Real Property. Such inspections may include, without implied limitation, inspections and investigations relating to the general building, the sewage disposal system, the water and water distribution systems, the heating and air conditioning systems, power distribution, roof, foundation, soils and the presence of radon, asbestos, hydrocarbons or other contaminants. All inspections and investigations shall be conducted at Buyer's cost. All inspections and investigations shall be conducted by qualified professionals in accordance with applicable legal requirements. Unless Buyer acquires the Real Property, Buyer shall promptly restore the Real Property to its prior condition. Buyer agrees to indemnify and hold Seller harmless from all liability, loss, cost, damage or expense arising from the conduct of any such survey, test, or inspection by Buyer or Buyer's agents or contractors. Buyer (i) shall permit a representative of Seller to accompany Buyer on any interviews with tenants or governmental agencies; (ii) shall not permit any inspections, investigations or other due diligence activities to result in any liens, judgments or other encumbrances being filed against the Real Property and shall, at its sole cost and expense, promptly discharge of record any such liens or encumbrances that are so filed or recorded; (iii) shall not permit any borings, drillings or samplings to be done without the prior written consent of Seller;
(iv) shall maintain, with insurance companies satisfactory to Seller, a policy of comprehensive general public liability insurance, with a broad form contractual liability endorsement covering Buyer's indemnification obligations hereunder, and with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $1,000,000 per occurrence for bodily injury and property damage, and an excess umbrella liability policy for bodily injury and property damage in the amount of $5,000,000, insuring Seller and its affiliates as additional insureds (certificates of which shall be given to Seller prior to Buyer's first entry on the Real Property), all of which insurance shall be written on an "occurrence form"; and (v) shall return to Seller all materials with respect to the Real Property provided by Seller if Buyer fails to acquire the Real Property for any reason. The provisions of this Section shall survive the termination of this Agreement.

                (b) Seller has previously provided to Buyer or will, on or before September 16, 1997, provide to Buyer complete copies of the items listed on Exhibit N attached hereto and made a part hereof.

                (c) Buyer may obtain, at its sole cost, and review a non-invasive Phase I environmental report prepared by a professional environmental assessment firm reasonably acceptable to Seller.

                (d) Buyer may, at its sole and absolute discretion, terminate its obligations under this Agreement by giving written notice to Seller on or prior to the end of the Inspection Period. In that case, (i) Escrow Holder is instructed to return the Deposit, together with any accrued interest, to Buyer and (ii) except for obligations that survive termination pursuant to the express terms of this Agreement, neither party shall have any further rights hereunder against the other. Failure of Buyer to elect to terminate its obligation will constitute a waiver of the condition by Buyer. If Buyer does not terminate this Agreement pursuant to this Paragraph, Buyer shall have agreed to accept the Real Property subject to all of the conditions disclosed in the items listed on Exhibit N and to the environmental and physical condition of the Real Property; provided, however, that, notwithstanding any such election to proceed, Seller must comply with all of Seller's other obligations and duties under this Agreement.

                17. Conditions Precedent to Closing. The following are conditions precedent to Buyer's obligations under this Agreement (the "Buyer Conditions Precedent"). The Buyer Conditions Precedent are intended solely for the benefit of Buyer and may be waived only by Buyer in writing. In the event any Buyer Condition Precedent is not satisfied, Buyer may, in its sole and absolute discretion, terminate this Agreement and all obligations of Buyer and Seller hereunder (except provisions of this Agreement which recite that they survive termination) shall terminate and be of no further force or effect.

                (a) Buyer's inspection, review and approval, within the Inspection Period, of all aspects of the Real Property.

                (b) The issuance by the Title Company to Buyer of the Title Policy subject only to the Approved Title Exceptions and including the Endorsements.

                (c) Buyer's receipt, within the Inspection Period, of an "as-built" ALTA/ACSM survey (the "Survey") of the Real Property, reflecting all plottable items referred to in the Preliminary Report (defined on Exhibit N), prepared by a surveyor or civil engineer licensed in the State of California, complying with the requirements, and containing the certification, set forth in Exhibit O attached hereto.

                (d) All of Seller's representations and warranties contained in or made pursuant to this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date.

                (e) Seller shall have fully complied with all of Seller's duties and obligations contained in this Agreement.

                (f) There shall not have first arisen between the end of the Inspection Period and the Closing Date, any litigation or administrative agency action or other pending governmental proceeding which, after Closing, would, in Buyer's reasonable discretion, materially adversely affect the value of the Real Property or the ability of Buyer to operate the Real Property in the manner in which it is currently being operated, nor any pending proceedings which would cause the redesignation or other modification of the zoning classification of, or of any building or environmental code requirements applicable to, any of the Real Property. Seller shall notify Buyer promptly upon Seller's having knowledge of any litigation to which Seller is a party or of any administrative proceeding specifically relating to the Real Property.

                (g) Seller shall have provided Buyer with an updated Lease Schedule three (3) business days prior to Closing, which updated Lease Schedule must not indicate any material adverse change from the Lease Schedule last approved by Buyer. Seller shall specifically identify any changes from the most recently approved Lease Schedule, and Buyer shall have performed a closing audit which confirms the Lease Schedule.

                (h) Seller shall terminate prior to the Closing, at no cost or expense to Buyer, any and all Service Contracts or Other Documents affecting the Real Property that are not Assigned Contracts.

                (i) In Buyer's reasonable determination there shall not have occurred, between the end of the Inspection Period and the Closing Date, any material adverse change in or addition to the information or items reviewed and approved by Buyer during the Inspection Period.

                (j) Buyer's review of the Required Estoppel Certificates to confirm that they contain the documentation and/or information reasonably requested by Seller, that they have not been modified in any material way, and that they do not contain any assertion of a material default by the Seller. Notwithstanding the foregoing, Estoppel Certificates will not be considered non-conforming if the tenant has revised or deleted Paragraph 12 of the estoppel certificate (which relates to environmental matters) or if the tenant delivers an estoppel certificate substantially in the form required by such tenant's lease; provided, however, that if the tenant revises Paragraph 12 in a manner that discloses a material breach of the Seller's legal obligations relative to environmental matters, such revision will be subject to Buyer's review and approval.

                (k) Buyer's receipt of the Master Lease and Escrow Agreement.

                18. Operation of Real Property. Seller shall have the right to operate, manage, lease and maintain the Real Property utilizing the criteria Seller used prior to execution of this Agreement. Notwithstanding the foregoing, provided this Agreement is in full force and effect, Buyer shall have the right to approve any new leases, lease extensions, lease modifications, sublease agreements, assignments or contracts affecting the Real Property and Seller shall not execute any new leases, lease extensions or lease modifications without the prior written approval of Buyer which shall not be unreasonably withheld. If Buyer does not respond within five (5) business days of Buyer's receipt of Seller's request for approval, Buyer shall be deemed to have approved such lease, lease extension or lease modification. Upon the expiration of the Inspection Period, Seller shall not waive, compromise or settle any rights of Seller under any contract or Lease, or agree to return any security deposit, or modify, amend, or terminate any Assigned Contract, without in each case obtaining Buyer's prior written consent thereto, which Seller agrees not to unreasonably withhold, condition or delay. Seller shall terminate prior to the Closing, at no cost or expense to Buyer, any and all Service Contracts that are not Assigned Contracts. Between Seller's execution of this Agreement and the Closing, Seller shall maintain the Real Property in good order, condition and repair, reasonable wear and tear excepted, shall perform all work required to be performed by the landlord under the terms of any Lease, and shall make all repairs, maintenance and replacements of the Improvements and any Tangible Personal Property and otherwise operate the Real Property in substantially the same manner as before the making of this Agreement, as if Seller were retaining the Real Property. In the event of the Closing of the purchase of the Real Property, Buyer shall not retain the existing employees and management agents of Seller for the Real Property, and, accordingly, on the Closing, Seller shall (i) cause all employment and management agreements respecting the Real Property to be terminated, and deliver evidence of such termination to Buyer, and (ii) remove all employees and management personnel from the Real Property.

                19. Confidentiality. Buyer shall hold in strict confidence, and shall cause its officers, directors and other personnel, representatives and agents to hold in strict confidence, and not to disclose to any other party without the express written consent of Seller, any of the information respecting the Real Property or provided to Buyer by Seller or any of its agents, representatives or employees. Notwithstanding the foregoing, Buyer's obligation to keep such information confidential shall expire upon the occurrence of the Closing, and during the escrow period Buyer may disclose such information on a need-to-know basis to its professional advisors who are providing assistance in connection with the acquisition of the Real Property, and to governmental bodies in order to comply with applicable law. If Buyer acquires the Real Property from Seller, Seller shall have the right, subsequent to the Closing, to publicize the transaction in whatever manner it deems appropriate. The provisions of this Paragraph 16 shall survive the termination of this Agreement.

                20. Authority. The execution of this Agreement and the performance of each party's obligations hereunder have been approved by any necessary board of directors, members, general partner or other authorizing body and is not subject to any further approval or contingency other than as set forth herein.

                21. Notices. All notices given hereunder shall be in writing and shall be deemed received when delivered in hand, delivered by recognized overnight delivery service, received by facsimile, or 72 hours after the same have been deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to Buyer and Seller (and in the case of Seller, with a copy to Lerner & Holmes, 265 Franklin Street, 18th Floor, Boston, Massachusetts 02110, Fax: (617) 433-9471); and in the case of Buyer, with a copy to Cox, Castle & Nicholson LLP, 2049 Century Park East, 28th Floor, Los Angeles, California 90067, Attn: Amy H. Wells, Esq., Fax: (310) 277-7889, at their respective addresses appearing on the first page hereof, or to such other address or addresses as the parties may from time to time specify by notice so given.

                22. Escrow Instructions. If requested by the Escrow Agent, Seller and Buyer shall simultaneously upon execution of this Agreement execute standard form printed escrow instructions of Escrow Agent.

                23. Attorney's Fees. If litigation evolves between the parties concerning this Agreement, the unsuccessful party shall pay to the prevailing party all costs of suit, including reasonable attorneys' fees.

                24. Assignment of this Agreement. Buyer may assign this Agreement to a nominee so long as (a) Seller has given its express written approval of such nominee, which consent shall not be unreasonably withheld, (b) such nominee agrees in writing to assume all of Buyer's obligations hereunder and (c) Buyer acknowledges in writing that an assignment of this Agreement does not relieve Buyer of any of its obligations under this Agreement.

                25. General. Time is of the essence of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors, personal representatives, and assigns. No member, officer, director, shareholder, trustee, or beneficiary of a trust, if any, under which the Seller or Buyer acts in executing this Agreement shall be personally liable for any obligation, express or implied, hereunder. Any liability of Seller hereunder is limited to Seller's interest in the Real Property. If more than one person are named herein as Buyer, their obligations are joint and several. This Agreement is to be construed as a California contract sets forth entire contact between the parties, may not be canceled, amended, or waived except in writing, is the complete and exclusive expression of the parties' agreement respecting the Real Property (any and all prior statements, representations, warranties and/or agreements, if any, being merged into this Agreement), and no party hereto is relying on any statement, representation or warranty made by or on behalf of any other party except as expressly set forth herein. This Agreement may be executed in one or more counterparts, and signatures transmitted by facsimile shall be treated as original signatures.

                26. WAIVER OF TRIAL BY JURY. BUYER AND SELLER DO EACH HEREBY KNOWINGLY, VOLUNTARILY, UNCONDITIONALLY, IRREVOCABLY AND INTENTIONALLY FOREVER WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT

OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR CONNECTED WITH, IN ANY MANNER WHATSOEVER, THIS AGREEMENT.

                27. CalTrans Taking. Buyer and Seller acknowledge that fee and easement interests in and to a portion of the Real Property are in the process of being taken by the State of California pursuant to the CalTrans Taking. Seller has received certain provisional compensation in return for such interests and reserves the right to seek additional compensation from the State of California on account of the interests being taken pursuant to the CalTrans Taking. Buyer releases, relinquishes and transfers to Seller any right, title and interest it may now or hereafter have to any claim for compensation against the State of California on account of the interests being taken pursuant to the CalTrans Taking. Seller will indemnify, defend with counsel of Buyer's choice, and hold Buyer its successors and assigns and their respective agents, employees, officers, directors and partners, and the Real Property harmless from all expense, loss, damage and claims, including Buyer's attorney's fees, if necessary, arising out of Seller's seeking of additional compensation from the State of California on account of the interests being taken pursuant to the CalTrans Taking. Seller makes no claim to, and Buyer shall have the right to seek (i) any additional compensation which may accrue to the owner of the Real Property in the event the DOT, on or after the date hereof, seeks to take additional interests in the Real Property and (ii) compensation for any claim which may accrue to the Buyer on or after the Closing Date on account of the DOT's activities on or about the Real Property.

                28. Merger. The occurrence of the Closing shall be deemed to be a full performance and discharge of every agreement and obligation of Buyer and Seller hereunder, except as to any agreements which by their terms are to be performed after the Closing.

Executed under seal as of the Effective Date.
                             SELLER:
                             AMRESCO Southern California LLC
                             By:    AMRESCO Investments, Inc.,
                                    managing member


                                    By:______________________________________
                                       Name:___________________________________
                                       Title:__________________________________


                             BUYER:

                             PACIFIC GULF PROPERTIES INC.,
                             a Maryland corporation

                             By:  [SIG]
                                ---------------------------------------
                                   EVP
                              -----------------------------------------
                                  (Print Name and Title)


                             By:  [SIG]
                                ---------------------------------------
                                   S.V.P.
                              -----------------------------------------
                                  (Print Name and Title)

FIDELITY NATIONAL TITLE INSURANCE COMPANY agrees to act as Escrow Agent in accordance with the terms of this Agreement.

                             FIDELITY NATIONAL TITLE INSURANCE
                             COMPANY


                                    By:______________________________________
                                       Name:___________________________________
                                       Title:__________________________________

EXHIBIT A           LEGAL DESCRIPTION
EXHIBIT B           Intentionally Omitted
EXHIBIT C           GRANT DEED
EXHIBIT D           ASSIGNMENT OF LEASES
EXHIBIT E           ASSIGNMENT OF SERVICES CONTRACTS, WARRANTIES,
                    GUARANTIES, PERMITS AND OTHER INTANGIBLE PROPERTY
EXHIBIT F           BILL OF SALE
EXHIBIT G           ESTOPPEL CERTIFICATE
EXHIBIT H           FORM OF NOTICE TO TENANTS
EXHIBIT I           TRANSFEROR'S CERTIFICATION OF NON-FOREIGN STATUS
EXHIBIT J           LEASE SCHEDULE
EXHIBIT K           DEFERRED MAINTENANCE OR DEFICIENCIES
EXHIBIT L           MASTER LEASE
EXHIBIT M           JOINT LEASE ESCROW INSTRUCTIONS
EXHIBIT N           DUE DILIGENCE DELIVERIES
EXHIBIT O           SURVEY REQUIREMENTS

                                    EXHIBIT A

                                LEGAL DESCRIPTION

FILE NO. 60975-CT
BINDER NO. 27-81-88-13334

                                   SCHEDULE C


THE LAND REFERRED TO IN THIS POLICY IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

That portion of the fractional Northwest quarter of Section 2, Township 4 South Range 10 West, in the Rancho San Juan Cajon de Santa Ana, as per map recorded in Book 51 Pages 10 of Miscellaneous Maps, records of Orange County, California, described as follows:

Parcel 2, as shown on a map filed in Book 137, Pages 7 and 8 of Parcel Maps, in the office of the County Recorder of Orange County, California.

PARCEL B:

An easement to construct and maintain a railway spur over that portion of Parcel 1, as shown on a map filed in Book 137, Pages 7 and 8 of Parcel Maps, in the office of the County Recorder of Orange County, California, described as follows:

Commencing at the Southwesterly corner of said Parcel 1, thence along Westerly line of said Parcel 1, North 0 degrees 09'04" East 60.56 feet to the true point of beginning; thence leaving said Westerly line, North 53 degrees 04'22" East
84.24 feet to the beginning of tangent curve, concave Southeasterly, having a radius of 490.34 feet; thence Northeasterly along said curve through a central angle of 11 degrees 48'00", an arc distance of 100.98 feet, to a point in the Westerly line of Parcel 2, having a bearing of North 0 degrees 16'51" East and a distance of 210.67 feet, a radial line to said point bears North 25 degrees 07'38" West; thence, along said Westerly line, South 0 degrees 16'51" West 26.73 feet to the beginning of a non-tangent curve, concave Southeasterly having a radius of 466.34 feet, a radial line to said point bears North 26 degrees 32'11" West; thence Southwesterly along said curve, through a central angle of 10 degrees 23'27", an arc distance of 84.57 feet; thence tangent to said curve, South 53 degrees 04'22" West 102.37 feet to the Westerly line of said Parcel 1; thence North 0 degrees 09'04" East 30.08 feet to the true point of beginning.

FILE NO. 60976-CT
BINDER NO. (PROFORMA)


                                   SCHEDULE C


THIS LAND REFERRED TO IN THIS POLICY IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

Parcel 1 of Parcel Map No. 88-361, in the City of Anaheim, County of Orange, State of California, as shown on a map filed in Book 241, Pages 27 and 28 of Parcel Maps, in the office of the County Recorder of Orange County, California.

PARCEL B:

A non-exclusive reciprocal easement for the benefit of the affected properties for ingress/egress, surface and subsurface drainage purposes, together with the right to convey easements for public utility purposes over said easement, in the City of Anaheim, County of Orange, State of California, over a portion of Parcels 1 and 2 of Parcel Map No. 88-361, filed in Book 241, Pages 27 & 28, of Parcel Maps, in the office of the County Recorder of said County, said easement being more particularly described as follows and as shown on the sketch attached thereto;

Beginning at the Southeast corner of Parcel 2, thence South 0 degrees 08'43" East along the Easterly line of said Parcel 1 a distance of 12.50 feet; thence South 89 degrees 51'17" West, 160.95 feet along a line parallel with and distant
12.50 feet Southerly of the South line of said Parcel 2; thence North 64 degrees 19'40" West 63.55 feet to a point North 15 degrees 26'00" West, 15.00 feet from the Northeasterly corner of an existing building; thence South 74 degrees 34'00" West 363.11 feet along a line parallel with and distant 15.00 feet Northerly of the North wall of said existing building to a point on the Westerly line of said Parcel 1; thence North 15 degrees 26'18" West along said Westerly line, a distance of 45.00 feet to the Southwest corner of said Parcel 2; thence North 74 degrees 34'00" East along the Southerly line of said Parcel 2, a distance of
63.11 feet; thence South 15 degrees 26'00" East 20.00 feet; thence North 74 degrees 34'00" East 309.45 feet along a line parallel with and distant 20.00 feet Southerly of the South line of said Parcel 2; thence South 64 degrees 19'40" East 67.19 feet to a point of the Southerly line of said Parcel 2; thence North 89 degrees 51'17" East, 155.22 feet along a line parallel with and distant
12.50 feet Northerly of the South line of said Parcel 2 to a point on the Easterly line of said Parcel 2; thence South 0 degrees 08'43" East, 12.50 feet along said Easterly line to the point of beginning.

EXCEPTING THEREFROM any portion thereof within Parcel A above.

FILE NO. 60976-CT
BINDER NO. (PROFORMA)

PARCEL C:

An appurtenant exclusive easement for railroad purposes over that portion of Parcel 2, as shown on a map filed in Book 241, Pages 27 and 28 of Parcel Maps, in the office of the County Recorder of said Orange County, California, being a strip of land, 20.00 feet in width, the centerline of which is described as follows:

Beginning at the Southwest corner of said Parcel 2; thence North 15 degrees 26' 18" West 83.48 feet along the Westerly line of said Parcel 2 to the true point of beginning; thence Southeasterly along a non-tangent curve, concave Northeasterly having a radius of 1040.20 feet and a radial bearing through the true point of beginning of South 60 degrees 14' 15" West, through a central angle of 2 degrees 55' 15" an arc distance of 53.02 feet, thence South
32 degrees 41' 00" East 34.00 feet to a point on the Southerly of said Parcel 2 distant thereon North 74 degrees 34' 00" East 24.50 feet from the Southwest corner of said Parcel 2.

The sideline of said easement shall be prolonged or shortened so as to begin on the Westerly line of said Parcel 2 and to terminate on the Southerly line of said Parcel 2.

FILE NO. 60983-CT
BINDER NO. 27-81-88-13327

                                   SCHEDULE C


THE LAND REFERRED TO IN THIS POLICY IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, AND IS DESCRIBED AS FOLLOWS:

Parcel 3, in the City of Anaheim, County of Orange, State of California, as Shown on a Map filed in Book 90, Page 37 of Parcel Maps, in the Office of the County Recorder of Orange County, California.

                                    EXHIBIT B
                              INTENTIONALLY OMITTED

                                    EXHIBIT C

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Pacific Gulf Properties Inc.
4220 Von Karman, Second Floor
Newport Beach, California 92660-2002
Attention: Mr. Lonnie Nadal

MAIL TAX STATEMENT TO:

Pacific Gulf Properties Inc.
4220 Von Karman, Second Floor
Newport Beach, California 92660-2002
Attention:   Mr. Lonnie Nadal

--------------------------------------------------------------------------------
                                      (Space Above Line for Recorder's Use Only)

                                   GRANT DEED

In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of the transfer tax which is due by a separate statement which is not being recorded with this Grant Deed.

      FOR VALUE RECEIVED, AMRESCO Southern California LLC, a Massachusetts limited liability company, grants to PACIFIC GULF PROPERTIES INC., a Maryland corporation ("Grantee"), all that certain real property situated in the City of __________, County of ___________, State of California, described on Schedule 1 attached hereto and by this reference incorporated herein (the "Property"). The above-described premises are conveyed subject to and with the benefit of all agreements, restrictions and other matters of record.

      IN WITNESS WHEREOF, the undersigned has executed this Grant Deed as
of          , 1997.

                                  AMRESCO Southern California LLC

                                  By:  AMRESCO Investments, Inc.,
                                  managing member

                                  By:
                                        ----------------------------------------
                                        Name:
                                                --------------------------------
                                        Title:
                                                --------------------------------

STATE OF ____________)
                     ) ss.
COUNTY OF ___________)

      On ____________, 199__, before me, the undersigned, a Notary Public in and for said County and State, personally appeared _______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the within instrument.

      WITNESS my hand and official seal.

                                        ----------------------------------------
                                        Notary Public

STATE OF ____________)
                     ) ss.
COUNTY OF ___________)

      On _____________, 199____, before me, the undersigned, a Notary Public in and for said County and State, personally appeared ___________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the within instrument.

      WITNESS my hand and official seal.

                                        ----------------------------------------
                                        Notary Public

                               SCHEDULE 1 TO DEED

                               LEGAL DESCRIPTION

                     DECLARATION OF DOCUMENTARY TRANSFER TAX

                                 DO NOT RECORD
County Recorder
_______________ County, California

        It is hereby requested that this Declaration of Documentary Transfer Tax not be recorded with the attached Grant Deed, but be affixed to the Grant Deed after it is recorded and before it is returned.

        The Grant Deed names AMRESCO Southern California LLC, as Grantor, and PACIFIC GULF PROPERTIES INC., as Grantee. The property being transferred is located in the [City of ___________________] [unincorporated area of the] County of ______________, State of California. The Assessor's Parcel No. is
__________________.

        The undersigned Grantor hereby declares that the amount of Documentary Transfer Tax due on the attached Grant Deed is $ _______, computed on the full value [of the interest or property conveyed] [less the value of liens and encumbrances remaining at the time of sale].

        I declare under penalty of perjury that the foregoing is true and correct.

                                        BY:
                                           -------------------------------------

                                                   ---------------------
                                                   (Print Name and Title)

                                    EXHIBIT D

                              ASSIGNMENT OF LEASES

      THIS ASSIGNMENT OF LEASES (this "Assignment") dated as of _______________, 1997, is made by AMRESCO Southern California LLC, a __________________________ ("Assignor"), to PACIFIC GULF PROPERTIES INC., a Maryland corporation ("Assignee").

                                  WITNESSETH:

      WHEREAS, Assignor is the lessor under certain leases executed with respect to that certain real property located in the City of ______________, County of ______________, State of California (the "Property") more particularly described on Schedule 1 attached hereto and incorporated herein by this reference, which leases are described in Schedule 2 attached hereto and incorporated herein by this reference (the "Leases").
      WHEREAS, Assignor is contemporaneously herewith selling the Property to Assignee pursuant to that certain Purchase and Sale Agreement and Escrow Instructions dated as of 1997, by and between Assignor and Assignee (the "Purchase Agreement").

      WHEREAS, Assignor desires to assign its interest in and to the Leases to Assignee as of the date on which title to the Property is vested in Assignee (the "Transfer Date").

      NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby agree as follows:

      1. As of the Transfer Date, Assignor hereby assigns to Assignee all of its right, title and interest in and to the Leases.

      2. As of the Transfer Date, Assignee hereby assumes all of Assignor's right, title and interest in and to the Leases.

      3. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any and all liabilities, claims, demands, damages and costs, including, without limitation, attorneys' fees and expenses (collectively, "Liabilities"), arising out of the lessor's obligations under the Leases described in Schedule 2 and related to the period prior to or on the Transfer Date or which arise out of the lessor's obligations under said Leases after the Transfer Date on account of any fact or circumstance occurring or existing on or prior to the Transfer Date.

      4. Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any and all Liabilities arising out of the lessor's obligations under the Leases described in Schedule 2 and related to the period after the Transfer Date, except for Liabilities which arise out of the lessor's obligations under said Leases after the Transfer Date on account of any fact or circumstance occurring or existing on or prior to the Transfer Date.

        5. In the event of any litigation between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses in such litigation, including, without limitation, reasonable attorneys' fees and expenses. In addition to the foregoing award of attorneys' fees to the prevailing party, the prevailing party in any lawsuit on this Agreement shall be entitled to its reasonable attorneys' fees incurred in any post judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the merger of this Assignment into any judgment on this Assignment.

        6. This Assignment shall be binding on and inure to the benefit of the Assignee and Assignor and their respective heirs, executors, administrators, successors-in-interest and assigns.

        7. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

        8. Nothing contained herein shall be deemed or construed as relieving the Assignor or Assignee of their respective duties and obligations under the Purchase Agreement.

      IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

ASSIGNOR:                            AMRESCO Southern California LLC

                                     By:   AMRESCO Investments, Inc.,
                                           managing member

                                     By:
                                           -------------------------------------
                                           Name:
                                                   -----------------------------
                                           Title:
                                                   -----------------------------

ASSIGNEE:                            PACIFIC GULF PROPERTIES INC.,
                                     a Maryland corporation

                                     By:
                                           -------------------------------------

                                     -------------------------------------------
                                                (Print Name and Title)

                                     By:
                                           -------------------------------------

                                     -------------------------------------------
                                                (Print Name and Title)

                                   Schedule 1

                       LEGAL DESCRIPTION OF REAL PROPERTY

                                   Schedule 2

                            DESCRIPTION OF THE LEASES

                                    EXHIBIT E

                   ASSIGNMENT OF SERVICE CONTRACTS, WARRANTIES
                GUARANTIES, PERMITS AND OTHER INTANGIBLE PROPERTY

      THIS ASSIGNMENT OF SERVICE CONTRACTS, WARRANTIES, GUARANTIES AND OTHER INTANGIBLE PROPERTY (this "Assignment") is made as of ____________, 199__, by AMRESCO Southern California LLC, a _____________ ("Assignor"), to PACIFIC GULF PROPERTIES INC., a Maryland corporation ("Assignee").

                                   WITNESSETH:

        WHEREAS, Assignor is contemporaneously herewith selling pursuant to that certain Purchase and Sale Agreement and Escrow Instructions dated as of _______, 199___, by and between Assignor and Assignee (the "Purchase Agreement") that certain real property and improvements thereon located in the City of _____________, County of _________________, State of California, the real property of which is more particularly described on Schedule 1 attached hereto and incorporated herein by this reference. Terms used in this Assignment and not otherwise defined shall be given the meanings defined in the Purchase Agreement.

      WHEREAS, Assignor desires to assign its interest in and to the following to Assignee as of the date on which title to the Real Property is vested in Assignee (the "Transfer Date"):

            (a) All service contracts described in Schedule 2 attached hereto and incorporated herein by this reference (the "Contracts");

            (b) All "Warranties and Guaranties" (hereinafter defined);

            (c) All "Names and Marks" (hereinafter defined);

            (d) All "Intangible Property" (hereinafter defined); and

            (e) All "Permits" (hereinafter defined).

             NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

             1. As of the Transfer Date, Assignor hereby assigns and transfers unto Assignee all of its right, title, claim and interest in, to and under the (a) Contracts; (b) Warranties and Guarantees; (c) Names and Marks; (d) Intangible Property and (e) Permits (collectively the "Assigned Interests").

             2. As of the Transfer Date, Assignee hereby assumes all of Assignor's right, title and interest in and to the Assigned Interests.

            3. The following terms shall have the following meanings:

                      (a) The term "Warranties and Guaranties" as used herein shall mean and include all warranties and guarantees to the extent assignable, whether or not written, for all or any portion of the Property, including without limitation the Improvements and the Tangible Personal Property, including without limitation construction warranties from contractors and subcontractors.

                      (b) The term "Names and Marks" as used herein shall mean and include all patents, licenses, trademarks, service marks and names used in connection with the operation of the Property, and all symbols, emblems and logos used in connection with the ownership or operation of the Property, whether in black and white or in color, and irrespective of size, and all of Assignor's right, title and interest in and to all goodwill associated therewith, including, without limitation the name "__________________".

                      (c) The term "Intangible Property" as used herein shall mean and include all intangible property relating to or used in connection with the Property, as defined in the Purchase Agreement.

                      (d) The term "Permits" as used herein shall mean and include all governmental permits and approvals relating to the construction, operation, use or occupancy of the Property.

             4. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any and all liabilities, claims, demands, damages and costs, including, without limitation, attorneys' fees and expenses (collectively, "Liabilities"), arising out of the Assigned Interests and related to the period prior to or on the Transfer Date or which arise out of the Assigned Interests after the Transfer Date on account of any fact or circumstance occurring or existing on or prior to the Transfer Date.

             5. Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any and all Liabilities arising out of the Assigned Interests after the Transfer Date, except for Liabilities which arise out of the Assigned Interests after the Transfer Date on account of any fact or circumstance occurring or existing on or prior to the Transfer Date.

             6. In the event of any litigation between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses in such litigation, including, without limitation, reasonable attorneys' fees and expenses. In addition to the foregoing award of attorneys' fees to the prevailing party, the prevailing party in any lawsuit on this Agreement shall be entitled to its reasonable attorneys' fees incurred in any post judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the merger of this Assignment into any judgment on this Assignment.

               7. This Assignment shall be binding on and inure to the benefit of Assignee and Assignor, and their respective heirs, executors, administrators, successors-in-interest and assigns.

               8. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

               9. Nothing contained herein shall be deemed or construed as relieving the Assignor or Assignee of their respective duties and obligations under the Purchase Agreement.

               IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

ASSIGNOR:                            AMRESCO Southern California LLC

                                     By:   AMRESCO Investments, Inc.,
                                           managing member

                                     By:
                                           -------------------------------------
                                           Name:
                                                   -----------------------------
                                           Title:
                                                   -----------------------------

ASSIGNEE:                            PACIFIC GULF PROPERTIES INC.,
                                     a Maryland corporation

                                     By:
                                           -------------------------------------

                                           -------------------------------------
                                                (Print Name and Title)

                                     By:
                                           -------------------------------------

                                           -------------------------------------
                                                (Print Name and Title)

                                   Schedule l

                       LEGAL DESCRIPTION OF REAL PROPERTY

                                   Schedule 2

                          DESCRIPTION OF THE CONTRACTS

                                    EXHIBIT F
                                  BILL OF SALE

        FOR VALUE RECEIVED, AMRESCO Southern California LLC ("Seller") hereby sells, conveys and assigns to PACIFIC GULF PROPERTIES INC., a Maryland corporation, all of Seller's right, title and interest in and to all personal property located upon or used in the ownership, operation, management, maintenance and/or repair of that certain real property commonly known as "___________________________" and described in Schedule 1 attached hereto and incorporated herein by this reference and the improvements thereon (collectively, the "Personal Property"), which Personal Property shall include, without limitation, the items described on Schedule 2 attached hereto and incorporated herein by this reference.

      TO HAVE AND TO HOLD the Personal Property unto the grantee and its successors and assigns forever.

        Seller warrants that it owns good and marketable title to the Personal Property and will defend title to the Personal Property against all persons claiming a prior right thereto to the extent that such prior right is alleged to exist on or before the date of this Bill of Sale. Seller makes no representation or warranty, express or implied, of merchantablilty, fitness for a particular purpose, or otherwise except as set forth herein.

        All entities constituting Seller shall be jointly and severally liable for the faithful performance of the terms and conditions hereof to be performed by Seller.

        IN WITNESS WHEREOF, Seller has executed this Bill of Sale on this ____ day of ___________,1997.

                                     AMRESCO Southern California LLC

                                     By:   AMRESCO Investments, Inc.,
                                           managing member

                                     By:
                                           -------------------------------------
                                           Name:
                                                   -----------------------------
                                           Title:
                                                   -----------------------------

                                   Schedule 1

                        LEGAL DESCRIPTION OF THE PROPERTY

                                   Schedule 2

             DESCRIPTION OF ITEMS INCLUDED IN THE PERSONAL PROPERTY

                                    EXHIBIT G

                              ESTOPPEL CERTIFICATE

Tenant:____________________________________
Date:_________________________________199__
Address:___________________________________
        ___________________________________
        ___________________________________
Lease Date:________________________________
Commencement Date:_________________________
Square Footage:____________________________
Expiration Date:___________________________
Term In Years:_____________________________
Current Monthly Payments:$_________________
Base Rental:$______________________________
Operating Expenses:$_______________________
Rent & OE Pmts Are Due:____________________
Tax Pmts Are Due:__________________________
Taxes:$____________________________________
Security Deposit:__________________________

OPTIONS

Check appropriate box below

__    Extension Option
__    Expansion Option
__    Termination Option
__    Purchase Option
      and provide details in Paragraph 7 below
__    None
__ Check here if you have rental escalations and provide details in Paragraph 4 below.

Tenants Proportionate Share Of Taxes And Operating Expenses ___%

================================================================================

THE UNDERSIGNED, AS TENANT UNDER THE LEASE OF THE ABOVE REFERENCED PREMISES ("PREMISES") EXECUTED BY ____________________ ("LANDLORD"), AS LANDLORD, AND TENANT ON THE ABOVE-REFERENCED LEASE DATE, DOES HEREBY STATE, DECLARE, REPRESENT AND WARRANT TO LANDLORD, PACIFIC

GULF PROPERTIES INC. ("BUYER"), THEIR ASSIGNEES AND ANY PARTY PROVIDING FINANCING ON THE PREMISES AS FOLLOWS:

1. Accuracy. That the information contained in this Tenant's Estoppel Certificate is true and correct as of the date above written.

2. Lease. That the copy of the Lease attached hereto as Schedule 1 is a true and correct copy of the Lease which is in full force and effect and which has not been amended, supplemented or changed by letter agreement or otherwise, except as follows [if none, indicate so by writing "NONE" below]:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. Completion of Premises/No Disputes. Tenant has accepted possession of the Premises, and all conditions to be satisfied by Landlord under the Lease have been completed pursuant to the terms of the Lease, including, but not limited to, completion of construction of the Premises (and all other improvements required under the Lease) in accordance with applicable plans and specifications and within the time periods set forth in the Lease; there are no unreimbursed expenses (except the annual operating expense and tax expense adjustment) including, but not limited to, capital expenses reimbursements; and Tenant has no complaints or disputes with Landlord regarding the overall operation, maintenance or condition of the Premises or the property within which the Premises is located (the "Property"), or otherwise.

4. Rental Escalation. Base Rental is subject to the following escalation adjustments (if none, indicate so by writing "NONE" below):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

5. No Defaults/Claims. Neither Tenant nor, to Tenant's knowledge, Landlord under the Lease is in default under any terms of the Lease nor has any event occurred which with the passage of time (after notice, if any, required by the Lease) would become an event of default under the Lease. Tenant has no claims, counterclaims, defenses or setoffs against Landlord arising from the Lease, the Premises or the Property, nor is Tenant entitled to any concession, rebate, allowance or free rent for any period after this certification.

6. No Advance Payments. No rent has been paid more than one (1) month in advance by Tenant except for the current month's rent, and no security (other than a security deposit in the amount of $____________ has been deposited with Landlord.

7. No Options/Purchase Rights. Tenant has no right of first refusal to purchase the Property or any interest therein and no right to cancel or terminate the Lease except as follows [if none, indicate so by writing "NONE" below]:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

8. No Modification of Lease. From the date of this Estoppel Certificate through October 21, 1997, no modification or amendment to the Lease, forgiveness of payment of rent or other amount due under the Lease, grant of extension or option, or prepayment of rents may be made except upon the written consent thereto executed by Buyer, which consent may be unreasonably withheld if not otherwise provided in the Lease.

9. Parking. The number of parking spaces allotted to Tenant under the terms of the Lease, for the use of its employees, agents, invitees and licensees is ____________; of these spaces, _______________ are reserved for Tenant's exclusive use.

10. No Sublease/Assignment. Tenant has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises, except as follows:

--------------------------------------------------------------------------------

11. No Notice. Tenant has not received written notice of any assignment, hypothecation, mortgage, or pledge of Landlord's interest in the Lease or the rents or other amounts payable thereunder, except those listed below.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

12. Hazardous Materials. No hazardous or toxic substance (including without limitation PCB's, petroleum, petroleum products and fractions thereof) has been used, treated, stored or disposed of on the Premises or Property in violation of environmental laws by Tenant or, to Tenant's knowledge, any other party. No underground storage tanks exist or, to Tenant's knowledge, have existed on or under the Property. Tenant does not have any permits or identification numbers issued by any environmental or governmental agency with respect to its operations on the Premises, except those listed below.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

13. Reliance. Tenant recognizes and acknowledges it is making these representations to Buyer with the intent that Buyer and any assigns of Buyer will fully rely on Tenant's representations.

14. Binding. The provisions hereof shall be binding upon and inure to the benefit of the successors, assigns, personal representatives and heirs of Tenant and Buyer.

EXECUTED BY TENANT, IF TENANT IS A SOLE PROPRIETOR OR A GENERAL PARTNERSHIP, OR BY AN OFFICER OF TENANT, IF TENANT IS A CORPORATION, ON THE DATE FIRST WRITTEN ABOVE.

BY:
     --------------------------------
     a
            -------------------------
     BY:
            -------------------------
     NAME:
            -------------------------
     TITLE:
            -------------------------

                       Schedule 1 to Estoppel Certificate

                                      LEASE

                                    EXHIBIT H

                            FORM OF NOTICE TO TENANTS

                                ___________, 1997

To:
     -------------------------------

     -------------------------------

     -------------------------------

   RE:   Notice of Lease Assignment

        This letter is to notify you that the property commonly known as the __________________ ("Property") has this date been sold and ownership transferred.

        In connection with this sale, all of the interest of the lessor under your lease of space in the Property has been transferred. You are hereby notified that, from and after the date hereof and until further notice, all future payments under your lease should be made payable to "________________" (the "Property Manager") and mailed to the Property Manager, whose address is ______________________. In addition, all questions or other matters regarding your lease should be directed to the Property Manager at (____) __________.

      Also in connection with this sale, if you have paid a security deposit in connection with your lease, it has been transferred to the Property Manager. The return of any such security deposit will be conditioned upon and subject to the terms and conditions of the lease and the legal requirements of the State of ____________. All future inquiries regarding security deposits are to be directed to the Property Manager.

        Thank you for your cooperation.

                                           Very truly yours,

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                    EXHIBIT I

             TRANSFEROR'S CERTIFICATION OF NON-FOREIGN STATUS

        To inform PACIFIC GULF PROPERTIES INC., a Maryland corporation ("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended ("Code"), will not be required upon the transfer of certain real property to the Transferee by AMRESCO Southern California LLC ("Transferor"), the undersigned hereby certifies the following on behalf of the Transferor:

        1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

        2. The Transferor's U.S. employer or tax (social security) identification number is;

        The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

        The Transferor understands that the Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

        The Transferor hereby agrees to indemnify, defend and hold the Transferee harmless from and against any and all obligations, liabilities, claims, losses, actions, causes of action, rights, demands, damages, costs and expenses of every kind, nature or character whatsoever (including, without limitation, reasonable attorneys' fees and court costs) incurred by the Transferee as a result of: (i) the Transferor's failure to pay U.S. Federal income tax which the Transferor is required to pay under applicable U.S. law; or
(ii) any false statement contained herein.

        Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true and correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

        Date:____________, 1997

                                     AMRESCO Southern California LLC

                                     By:   AMRESCO Investments, Inc.,
                                           managing member

                                           By:
                                                   -----------------------------

                                           Name:
                                                   -----------------------------
                                           Title:
                                                   -----------------------------

                                    EXHIBIT J

                                 LEASE SCHEDULE

                                   EXHIBIT K

                      DEFERRED MAINTENANCE OR DEFICIENCIES

Matters disclosed by the "Report of 10 Existing Office/Warehouse Properties, California Trust Portfolio" dated as of January 23, 1997 and prepared by Merritt & Harris, Inc., 301 E. Glenoaks Blvd., Suite 4, Glendale, CA 91207 (Document 18-611E).

                                    EXHIBIT L

                                  MASTER LEASE

            STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE--GROSS
                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                                     [LOGO]


1.   BASIC PROVISIONS ("BASIC PROVISIONS").

     1.1 Parties: This Lease ("Lease"), dated for reference purposes only, __________ , 1997, is made by and between Pacific Gulf Properties Inc., a Maryland corporation ("Lessor") and Brian Malliet, an individual ("Lessee"), (collectively the "Parties," or individually a "Party").

     1.2(a) Premises: That certain portion of the Building, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 373 and 353 North Euclid Way, located in the City of Anaheim, County of Orange, State of California, with zip code ________ , as outlined on Exhibit n/a attached hereto ("Premises"). The "Building" is that certain building containing the premises and generally described as (describe briefly the nature of the Building): approximately 107,223 total square feet of space.

In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center. The premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Industrial Center." (Also see Paragraph 2.)

     1.2(b) Parking: ___________ unreserved vehicle parking spaces ("Unreserved Parking Spaces"); and 0 reserved vehicle parking spaces ("Reserved Parking Spaces"). (Also see Paragraph 2.5.)

     1.3 Term: 0 years and 12 months ("Original Term") commencing ________, 1997 ("Commencement Date") and ending __________ ("Expiration Date"). (Also see Paragraph 3.)

     1.4 Early Possession: N/A ("Early Possession Date"). (Also see Paragraphs 3.2 and 3.3.)

     1.5 Base Rent: $________ per month ("Base Rent"), payable on the first day of each month commencing _________ , 1997 (also see Paragraph 4.)

[ ] If this box is checked, this Lease provides for the Base Rent to be adjusted per Addendum _________ , attached hereto.

     1.6(a)  Base Rent Paid Upon Execution: $0 as Base Rent for the period
____________________ .

     1.6(b) Lessee's Share of Common Area Operating Expenses: 0 percent ( %) ("Lessee's Share") as determined by

[ ] prorata square footage of the Premises as compared to the total square footage of the Building or [ ] other criteria as described in Addendum ____.

     1.7     Security Deposit: $0 ("Security Deposit"). (Also see Paragraph 5.)

     1.8     Permitted Use:  Book Storage  ("Permitted Use") (Also see
Paragraph 6.)

     1.9     Insuring Party. Lessor is the "Insuring Party." (Also see
Paragraph 8.)

     1.10(a) Real Estate Brokers. The following real estate broker(s) (collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):

[ ]  None  represents Lessor exclusively ("Lessor's Broker");

[ ]  None  represents Lessee exclusively ("Lessee's Broker"); or

[ ] None represents both Lessor and Lessee ("Dual Agency"); (also see Paragraph 15.)

     1.10(b) Payment to Brokers. Upon the execution of this Lease by both Parties, Lessor shall pay to said Broker(s) jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Broker(s) (or in the event there is no separate written agreement between Lessor and said Broker(s), the sum of $ N/A) for brokerage services rendered by said Broker(s) in connection with this transaction.

     1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by None ("Guarantor"). (Also see Paragraph 37.)

     1.12 Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs 49 through 61, and Exhibits n/a through ________, all of which constitute a part of this Lease.

2.   Premises, Parking and Common Areas.

     2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental and/or Common Area Operating Expenses, is an approximation which Lessor and Lessee agree is reasonable and the rental and Lessee's Share (as defined in Paragraph 1.6(b)) based thereon is not subject to revision whether or not the actual square footage is more or less.

     2.4 Acceptance of Premises. Lessee hereby acknowledges: (a) that it has been advised by the Brokers) to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sonniuer systems, security, environmental aspects, seismic and earthquake requirements, and compliance with the Americans with Disabilities Act and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record (collectively, "Applicable Laws") and the present and future suitability of the Premises for Lessee's intended use; (b) that Lessee has made such investigation as it deems necessary with reference to such matters, is satisfied with reference thereto, and assumes all responsibility therefore as the same relate to Lessee's occupancy of the Premises and/or the terms of this Lease; and (c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.


                                                       Initials: ___________


(c) American Industrial Real Estate Association 1993

                              MULTI-TENANT - GROSS

     2.6 Vehicle Parking. Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Lessor in the Rules and Regulations (as defined in Paragraph 40) issued by Lessor. (Also see Paragraph 2.9)

          (a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

          (b) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6 then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

          (c) Lessor shall at the Commencement Date of this Lease, provide the parking facilities required by Applicable Law.

     2.7 Common Areas - Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other lessees of the Industrial Center and their respective employees, suppliers, shippers, customers, contractors and invitees including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

     2.8 Common Areas - Lessee's Rights. Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporary or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

     2.9 Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 40. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees of the Industrial Center.

     2.10 Common Areas - Changes. Lessor shall have the right, in Lessor's sole discretion, from time to time:

          (a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

          (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

          (c) To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas;

          (d)  To add additional buildings and improvements to the Common
Areas;

          (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and

          (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.   Term.

     3.1 Term. The Commencement Date, Expiration Date and Original Term on this Lease are as specified in Paragraph 1.3.

     3.2 Early Possession. If an Early Possession Date is specified in Paragraph 1.4 and if Lessee totally or partially occupies the Premises after the Early Possession Date but prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early occupancy. All other terms of this Lease, however, (including but not limited to the obligations to pay Lessee's Share of Common Area Operating Expenses and to carry the insurance required by Paragraph 8) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

     3.3 Delay in Possession. If for any reason Lessor cannot deliver possession of the Premises to Lessee by the Early Possession Date, if one is specified in Paragraph 1.4, or if no Early Possession Date is specified, by the Commencement Date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee. If possession of the Premises is not delivered to Lessee within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing to Lessor within ten (10) days after the end of said sixty (60) day period, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force or effect. Except as may be otherwise provided, and regardless of when the Original Term actually commences, if possession is not tendered to Lessee when required by this Lease and Lessee does not terminate this Lease, as aforesaid, the period free of the obligation to pay Base Rent, if any, that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to the period during which the Lessee would have otherwise enjoyed under the terms hereof, but minus any days of delay caused by the acts, changes or omissions of Lessee.

4.   Rent.

     4.1 Base Rent. Lessee shall pay Base Rent to Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon Lessee's execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or changes due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or accesses all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefore deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Any time the Base Rent increases during the term of this lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor as an addition to the Security Deposit so that the total amount of the Security Deposit shall at all times bear the same proportion to the then current Base Rent as the initial Security Deposit bears to the initial Base Rent set forth in Paragraph 1.5. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any monies to be paid by Lessee under this Lease.

6.   USE.

     6.1  PERMITTED USE.

          (a) Lessee shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8. or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to the Premises or neighboring premises or properties. Lessee agrees that there is no storage or work activity or any kind allowed outside of Lessee's premises. Any automotive work is prohibited.

          (b) Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee. Lessee's assignees or subtenants, and by prospective assignees and subtenants of Lessee, its assignees and subtenants, for a modification of said Permitted Use, so long as the same will not impair the structural integrity of the improvements on the Premises or in the Building or the mechanical or electrical systems therein, does not conflict with uses by other lessees, is not significantly more burdensome to the Premises or the Building and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days after such request give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.

     6.2  HAZARDOUS SUBSTANCES.

          (a) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS SUBSTANCE" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity or existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Lessee shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). "REPORTABLE USE" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises with respect to which any Applicable Laws require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but upon notice to Lessor and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition is consent to any Reportable Use of any Hazardous Substance by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Lessor's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

          (c) INDEMNIFICATION. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee or by anyone under Lessee's control. Lessee's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

     6.3 LESSOR'S COMPLIANCE WITH REQUIREMENTS. Lessor shall, at Lessor's sole cost and expense, fully diligently and in a timely manner, comply with all "APPLICABLE REQUIREMENTS," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect.

     6.4 INSPECTION: COMPLIANCE WITH LAW. Lessor, Lessor's agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises ("LENDERS") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises.

7.   MAINTENANCE, REPAIRS, UTILITY INSTALLATIONS, TRADE FIXTURES AND
     ALTERATIONS.

     7.1  LESSEE'S OBLIGATIONS.

     7.2 LESSOR'S OBLIGATIONS. Subject to the provisions of Paragraphs 2.2 (Condition). 2.3 (Compliance with Covenants. Restrictions and Building Code),
4.2 (Common Area Operating Expenses), 6 (Use),Option Grants in Last Fiscal Year
7.1 (Lessee's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior root, fire sprinkler and/or standpipe and hose (if located in the Common Areas) or other automatic fire extinguishing system including fire alarm and/or smoke detection systems and equipment, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Building, Industrial Center or Common Areas in good order, condition and repair.

        7.3     UTILITY INSTALLATIONS, TRADE FIXTURES, ALTERATIONS.

                (a) DEFINITIONS; CONSENT REQUIRED. The term "UTILITY INSTALLATIONS" is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protection systems, communications systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "TRADE FIXTURES" shall mean Lessee's machinery and equipment which can be removed without doing material damage to the Premises. The term "ALTERATIONS" shall mean any modification of the improvements on the Premises which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures. "LESSEE-OWNED ALTERATIONS AND/OR UTILITY INSTALLATIONS" are defined s Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without Lessor's consent but upon notice to Lessor, so long as they are not visible from the outside of the Premises, do not involve puncturing, relocating or removing the roof or any existing walls, or changing or interfering with the fire sprinkler or fire detection systems and the cumulative cost thereof during the term of this Lease as extended does not exceed $2,500.000.

                (b) CONSENT. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon; and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessor may, (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $2,500.00 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation.

                (c) LIEN PROTECTION. Lessee shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on, or about the Premises, and Lessor have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may required Lessee to pay Lessor's attorneys' fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

        7.4     OWNERSHIP, REMOVAL, SURRENDER, AND RESTORATION.

                (a) OWNERSHIP. Subject to Lessor's right to require their removal and to cause Lessee to become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Installations made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee-Owned Alterations and Utility Installations. Unless otherwise instructed per Subparagraph 7.4(b) hereof, all Lessee-Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon the Premises and be surrendered with the Premises by Lessee.

                (b) REMOVAL. Unless otherwise agreed in writing, Lessor may require that any or all Lessee-Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding that their installation may have been consented to by Lessor. Lessor may require the removal at any time of all or any part of any Alterations or Utility Installations made without the required consent of Lessor.

                (c) SURRENDER/RESTORATION. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified herein, the Premises, as surrendered, shall include the Alterations and Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Lessee-Owned Alterations and Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Requirements and/or good practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8.      INSURANCE; INDEMNITY.

        8.1     PAYMENT OF PREMIUM INCREASES.

     8.7 Indemnity. Except for Lessor's negligence and/or breach of express warranties, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

     8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee. Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, from other sources of places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other lessee of Lessor nor from the failure by Lessor to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.   Damage or Destruction.

     9.1   Definitions

           (a) "Premises Partial Damage" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than fifty percent (50%) of the then Replacement Cost (as defined in Paragraph 9.1(d)) of the Premises (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction.

           (b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost of the Premises (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction. In addition, damage or destruction to the Building, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures of any lessees of the Building, the cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures of any lessees of the Building) of the Building shall, at the option of Lessor, be deemed to be Premises Total Destruction.

           (c) "Insured Loss" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a) irrespective of any deductible amounts or coverage limits involved.

           (d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

           (e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

     9.2 Premises Partial Damage -- Insured Loss. If Premises Partial Damage that is an insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee-Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. In the event, however, that there is a shortage of insurance proceeds and such shortage is due to the fact that, by reason of the unique nature of the improvements in the Premises, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, Lessor shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within such ten (10) day period, and if Lessor does not so elect to restore and repair, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2 notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

     9.3 Partial Damage -- Uninsured Loss. If Premises Partial Damage that is not an insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue in full force and effect), Lessor may at Lessor's option, either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessees commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following such commitment from Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

     9.4 Total Destruction. Notwithstanding any other provision hereof, if Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an insured Loss or was caused by a negligent or willful act of Lessee. In the event, however,, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 9.7.

     9.5 Damage Near End of Term. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by (a) exercising such option, and (b) providing Lessor with any shortage in insurance proceeds for adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten (10) days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate as of the date set forth in the first sentence of this Paragraph 9.5.

     9.6   Abatement of Rent; Lessee's Remedies.

           (a) in the event of (i) Premises Partial Damage or (ii) Hazardous Substance Condition for which Lessee is not legally responsible, the Base Rent, Common Area Operating Expenses and other charges, if any, payable by Lessee hereunder for the period during which such damage or condition, its repair, remediation or restoration continues, shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not in excess of proceeds from insurance required to be carried under Paragraph 8.3(b). Except for abatement of Base Rent, Common Area Operating Expenses and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair, remediation or restoration.

                                                              Initials: ________

     (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after the receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph
9.6 shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever occurs first.

     9.7 HAZARDOUS SUBSTANCE CONDITIONS. If a Hazardous Substance Condition occurs, Lessor may at Lessor's option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000 whichever is greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the excess costs of
(a) investigation and remediation of such Hazardous Substance Condition to the extent required by Applicable Requirements, over (b) an amount equal to twelve
(12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following said commitment by Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time period specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

     9.8 TERMINATION--ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Paragraph 9, Lessor shall return to Lessee any advance payment made by Lessee to Lessor and so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

     9.9 WAIVER OF STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises and the Building with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent it is inconsistent herewith.

10.  REAL PROPERTY TAXES.

     10.1 PAYMENT OF TAXES. Lessor shall pay the Real Property Taxes, as defined in Paragraph 10.2(a), applicable to the Industrial Center.

     10.2 LESSEE'S PROPERTY TAXES. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or stored within the Industrial Center. When possible, Lessee shall cause its Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten
(10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. UTILITIES. Lessor shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon.

12.  ASSIGNMENT AND SUBLETTING.

13.  DEFAULT: BREACH: REMEDIES.

          13.1 DEFAULT: BREACH. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), $350,000 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said default. A "Default" by Lessee is defined as a failure by Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "Breach" by Lessee is defined as the occurrence of any one or more of the following Defaults, and, where a grade period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

          (b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent, as and when due. Reasonable evidence of surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) days following written notice thereof by or on behalf of Lessor to Lessee.

          (c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (iii) the rescission of an unauthorized assignment or subletting per Paragraph 12.1, (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30, (vi) the guaranty of the performance of Lessee's obligations under this Lease if required under Paragraphs 1.11 and 37, (vii) the execution of any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this lease, where any such failure continues for a period of ten
(10) days following written notice by or on behalf of Lessor to Lessee.

          (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or at the rules adopted under Paragraph 40 hereof that are to be observed, complied with or performed by Lessee, other than those described in Subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee: provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

          (e) The occurrence of any of the following events: (i) the making by Lessee of any general arrangement or assignment for the benefit of creditors;
(ii) Lessee's becoming a "debtor" as defined in 11 U.S. Code Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Subparagraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

          (f) The discovery by Lessor that any financial statement of Lessee or of any Guarantor, given to Lessor by Lessee or any Guarantor, was materially false.

          (g) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory breach basis, and Lessee's failure, within sixty (60) days following written notice by or on behalf of Lessor to Lessee of any such event, to provide Lessor with written alternative assurances of security, which, when coupled with the then existing resources of Lessees of any such event, to provide Lessor with written alternative assurances of security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

           13.2 REMEDIES. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its own option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check. In the event of a Breach of this Lease by Lessee (as defined in Paragraph 13.1), with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

          (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time or the award of the unpaid rent which had been earned at the time of termination: (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting,, including necessary renovation and alteration of the Premises, reasonable attorneys fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco or the Federal Reserve Bank District in which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph 13.2. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such pro-ceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under Subparagraph 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Subparagraph 13.1(b), (c) or (d). In such case, the applicable grace period under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

          (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. Lessor and Lessee agree that the limitations on assignment and subletting in this Lease are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under this Lease, shall not constitute a termination of the Lessee's right to possession.

          (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

          (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

     13.3 INDUCEMENT RECAPTURE IN EVENT OF BREACH. Any agreement by Lessor for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this lease, all of which concessions are hereinafter referred to as "INDUCEMENT PROVISIONS" shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof as the same may be extended. Upon the occurrence of a Breach (as defined in Paragraph 13.1) of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor, as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this Paragraph 13.3 shall not be deemed a waiver by Lessor of the provisions of this Paragraph 13.3 unless specifically so stated in writing by Lessor at the time of such acceptance.

     13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

     13.5 BREACH BY LESSOR. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by any Lender(s) whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed: provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the portion of the Common Areas designated for Lessee's parking, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages: provided, however, that Lessee shall be entitled to any compensation, separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above Lessee's Share of the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.  BROKERS' FEES.

     15.1 PROCURING CAUSE. The Broker(s) named in Paragraph 1.10 is/are the procuring cause of this Lease.

     15.2 ADDITIONAL TERMS. Unless Lessee and Broker(s) have otherwise agreed in writing, Lessor agrees that: (a) if Lessee exercises any Option (as defined in Paragraph 39.1) granted under this Lease or any Option subsequently granted, or
(b) if Lessee acquires any rights to the Premises or other premises in which Lessor has an interest, or (c) if Lessee remains in possession of the Premises with the consent of Lessor after the expiration of the term of this Lease after having failed to exercise an Option, or (d) if said Brokers are the procuring cause of any other lease or sale entered into between the Parties pertaining to the Premises and/or any adjacent property in which Lessor has an interest, or
(e) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then as to any of said transactions, Lessor shall pay said Broker(s) a fee in accordance with the schedule of said Broker(s) in effect at the time of the execution of this Lease.

     15.3 ASSUMPTION OF OBLIGATIONS. Any buyer or transferee of Lessor's interest in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor's obligation under this Paragraph
15. Each Broker shall be an intended third party beneficiary of the provisions of Paragraph 1.10 and of this Paragraph 15 to the extent of its interest in any commission arising from this Lease and may enforce that right directly against Lessor and its successors.

     15.4 REPRESENTATIONS AND WARRANTIES. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder other than as named in Paragraph 1.10(a) in connection with the negotiation of this lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Broker(s) is entitled to any commission or finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the Indemnifying Party, including any costs, expenses, and/or attorneys' fees reasonably incurred with respect thereto.

16.  TENANCY AND FINANCIAL STATEMENTS.

     16.1 TENANCY STATEMENT. Each Party (as "RESPONDING PARTY") shall within ten
(10) days after written notice from the other Party (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party a statement in writing in a form similar to the then most current "TENANCY STATEMENT" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

     16.2 FINANCIAL STATEMENT. If Lessor desires to finance, refinance, or sell the Premises or the Building, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. LESSOR'S LIABILITY. The term "LESSOR" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15.3, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Any monetary payment due Lessor hereunder, other than late charges, not received by lessor within ten (10) days following the date on which it was due, shall bear interest from the date due at the prime rate charged by the largest state chartered bank in the state in which the Premises are located plus four percent (4%) per annum, but not exceeding the maximum rate allowed by law, in addition to the potential late charge provided for in Paragraph 13.4.

20. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. NO PRIOR OR OTHER AGREEMENTS: BROKER DISCLAIMER. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. Each Broker shall be an intended third party beneficiary of the provisions of this Paragraph 22.

                                                                 Initials: _____

MULTI-TENANT--GROSS
(c) American Industrial Real Estate Association 1993

23.  NOTICES.

     23.1 NOTICE REQUIREMENTS. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

     23.2 DATE OF NOTICE. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation or receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or any other term, covenant or condition hereof. Lessor's consent to, or approval of, any such act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any Default or Breach by Lessee of any provision hereof. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. In the event that Lessee holds over in violation of this Paragraph 26 then the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be increased to two hundred percent (200%) of the Base Rent applicable during the month immediately preceding such expiration or earlier termination. Nothing contained herein shall be construed as a consent by Lessor to any holding over by Lessee. If Lessee holds over such holding over shall be construed to be a month-to-month tenancy and Lessee shall give Lessor thirty (30) days written notice.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29. BINDING EFFECT: CHOICE OF LAW. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.  SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

     30.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default pursuant to Paragraph 13.5. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

     30.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one month's rent.

     30.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

     30.4 SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31. ATTORNEYS' FEES. If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. Lessor shall be entitled to attorneys fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach, Broker(s) shall be intended third party beneficiaries of this Paragraph 31.

32. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or Building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. SIGNS. Lessee shall not place any sign upon the exterior of the Premises or the Building, except that Lessee may, with Lessor's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee's own business so long as such signs are in a location designated by Lessor and comply with Applicable Requirements and the signage criteria established for the Industrial Center by Lessor. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations). Unless otherwise expressly agreed herein, Lessor reserves all rights to the use of the roof of the Building, and the right to install advertising signs on the Building, including the roof, which do not unreasonably interfere with the conduct of Lessee's business; Lessor shall be entitled to all revenues from such advertising signs.

35. TERMINATION: MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lessor estate in the Premises: provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36.  CONSENTS.

          (a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants'
fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. In addition to the deposit described in Paragraph 12.2(e), Lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee's request. Any unused portion of said deposit shall be refunded to Lessee without interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

          (b) All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the impositions by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

                                                                  Initials:_____

MULTI-TENANT - GROSS
(C)American Industrial Real Estate Association 1993

38. Quiet Possession. Upon payment by Lessee of the rent for the Premises and the performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39.4 Effect of Default on Options.

     (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary (i) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor has given to Lessee three (3) or more notices of separate Defaults under Paragraph 13.1 during the twelve (12) month period immediately proceeding the exercises of the Option, whether or not the Defaults are cured.

     (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessees inability to exercise an Option because of the provisions of Paragraph 39.4(a)
     (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessees due and timely exercise of the Option. If, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessor gives to Lessee three (3) or more notices of separate Defaults under Paragraph 13.1 during any twelve (12) month period, whether or not the Defaults are cured, or
(iii) if Lessee commits a Breach of this Lease.

40. Rules and Regulations. Lessee agrees that it will abide by, and keep and observe all reasonable rules and regulations ("Rules and Regulations") which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees.

41. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights of way, utility raceways, and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility raceways, dedications, maps and restrictions do not reasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. Authority. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by either Lessor or Lessee or Lessor's agent or Lessee's agent and submission of same to Lessee or Lessor shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional insurance company or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

        IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR YOUR ATTORNEY'S REVIEW AND APPROVAL. FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY FOR THE POSSIBLE PRESENCE OF ASBESTOS, UNDERGROUND STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKERS OR THEIR CONTRACTORS, AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.


Executed at: Newport Beach, California    Executed at:
             -------------------------                 -------------------------

on:                                       on:            , 1997
    ----------------------------------        ----------------------------------

By LESSOR:                                By LESSEE:

Pacific Gulf Properties Inc.              Brian Malliet
--------------------------------------    --------------------------------------
a Maryland Corporation
--------------------------------------    --------------------------------------
By:                                       By:
   -----------------------------------        ----------------------------------
Name Printed:                             Name Printed:
              ------------------------                  ------------------------
Title:                                    Title:
       -------------------------------           -------------------------------
By:                                       By:
    ----------------------------------        ----------------------------------
Name Printed:                             Name Printed:
              ------------------------                  ------------------------
Title:                                    Title:
       -------------------------------           -------------------------------
Address: Pacific Gulf Properties Inc.     Address:
         4220 Von Karman, 2nd Fl.                  -----------------------------
         Newport Beach, CA 92660-2002
                                          -------------------------------------

Telephone: (   )                          Telephone: (   )
                 ---------------------                     ---------------------
Facsimile: (   )                          Facsimile: (   )
                 ---------------------                     ---------------------

BROKER:                                   BROKER:

Executed at:                              Executed at:
             -------------------------                 -------------------------
on:                                       on:
    ----------------------------------        ----------------------------------
By:                                       By:
    ----------------------------------        ----------------------------------
Name Printed:                             Name Printed:
              ------------------------                  ------------------------
Title:                                    Title:
       -------------------------------           -------------------------------
Address:                                  Address:
         -----------------------------             -----------------------------

--------------------------------------    --------------------------------------
Telephone: (   )                          Telephone: (   )
                 ---------------------                     ---------------------
Facsimile: (   )                          Facsimile: (   )
                 ---------------------                     ---------------------


NOTE: These terms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 345 So. Figueroa St., M-1, Los Angeles, CA 90071.
      (213) 687-8777.

                                                              Initials:
                                                                     -------

MULTI-TENANT -- GROSS
(C) American Industrial Real Estate Association 1993

                ADDENDUM to lease dated______________, 1997 by and between Pacific Gulf Properties Inc., a Maryland Corporation, as "Lessor", and Brian Malliet, as "Lessee", on the premises known as 373 and 353 North Euclid Way, Anaheim, California.

                The above referenced Lease is hereby amended as follows:

                49. TRASH DISPOSAL: Lessee agrees that all trash and debris are to be deposited in receptacles provided by Lessee at Lessee's expense within the premises parking lot and all receptacles shall remain inside enclosures. If it is determined that Lessee is regularly disposing of an unusually large amount of refuse Lessee shall, within ten (10) days receipt of written notice from Lessor and at Lessee's sole expense, provide for an additional trash bin and pickup service at his or her leased premises. Lessor reserves the right to stipulate location of storage for Lessee's additional receptacle. Lessee agrees not to store any items or leave any debris outside premises in any of the common area, including the parking lot and in the event Lessor must remove items or debris, Lessor shall charge the cost of removing said items or debris to Lessee, and Lessee shall pay same upon demand or be in default of this Lease as defined in Paragraph 13 of this Lease.

                50. GOVERNMENTAL AUTHORITY COMPLIANCE: Lessee shall, at Lessee's expense, comply promptly with all governmental authorities and all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements in effect during the term or any part of the term hereof, regulating the use by Lessee of the Premises, including compliance with the Uniform Fire Code. Lessee shall have the sole responsibility to secure any and all governmental approvals relating to Lessee's use of the premises, including but not necessarily limited to an Occupancy Permit issued by the City of Industry. Lessee shall secure such approvals promptly and hold Lessor harmless from any costs and fees incurred in the process, and from any fines or penalties arising from Lessee's nonconformance with applicable law or regulations.

                51. EFFECT OF DEFAULT ON FREE OR ABATED RENT: In the event of Lessee's default under Paragraph 13 of this Lease, and said default by Lessee is not cured by Lessee, any previous free rent, abated rent, or early possession free occupancy, shall be due and payable to Lessor immediately.

                52. WAIVER OF JURY TRIAL: The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way related to this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of the Premises, the Building or the Park, and/or any claim of injury, loss or damage.

                53. COUNTERCLAIMS: In the event Lessor commences any proceedings for nonpayment of rent, or any other sums or amounts due hereunder, Lessee shall not interpose any counterclaim of whatever nature or description in any such proceedings, provided, however, nothing contained herein shall be deemed or construed as a waiver of the Lessee's right to assert such claims in any separate action brought by Lessee or the right to offset the amount of any final judgment owed by Lessor to Lessee.

                54. WARRANTY OF AUTHORITY: Each person executing this agreement on behalf of a party represents and warrants that (1) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and
(2) if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder.

                55. LESSOR'S PERSONAL LIABILITY: The liability of Lessor (which, for purposes of this Lease, shall include Lessor and the owner of the Building if other than Lessor) to Lessee for any default by Lessor under the terms of this Lease shall be limited to the actual interest of Lessor and its present or future partners in the Premises or the Building and Lessee agrees to look solely to the Premises for satisfaction of any liability and shall not look to other assets of Lessor nor seek any recourse against the assets of the individual partners, directors, officers, shareholders, agents or employees of Lessor; it being intended that Lessor and the individual partners, directors, officers, shareholders, agents or employees of Lessor shall not be personally liable in any manner whatsoever for any judgment or deficiency. The liability of Lessor under this Lease is limited to its actual period of ownership of title to the Building, and Lessor shall be automatically released from further performance under this Lease and from all further liabilities and expenses hereunder upon transfer of Lessor's interest in the Premises or the Building. Lessee agrees to attorn to any entity purchasing or otherwise acquiring the Premises.

                56. RECORDATION: Lessee shall not record this Lease or a short form memorandum hereof without the prior written consent of the Lessor.

                57. WARRANTIES OF LESSEE: Lessee hereby warrants and represents to Lessor, for the express benefit of Lessor, that Lessee has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Lessee has elected to enter into this Lease and hereby assumes all risks with respect thereto. Lessee hereby further warrants and represents to Lessor, for the express benefit of Lessor, that in entering into this Lease, Lessee has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth herein in writing and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Lessee, which is not expressly incorporated herein in writing is hereby waived by Lessee.

                58. MODIFICATIONS FOR LENDER: If, in connection with obtaining financing for the Premises or any portion thereof, Lessor's lender shall request reasonable modification(s) to this Lease as a condition to such financing, Lessee shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Lessee's rights hereunder or the use, occupancy or quiet enjoyment of Lessee hereunder.

                59. LESSOR AS REAL ESTATE INVESTMENT TRUST: Pacific Gulf Properties, Inc. ("PGP"), is a real estate investment trust, and all rental income received by Lessor must therefore qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1954, as amended. In order to insure such qualification, Lessee agrees that in the event Lessee shall assign its interest in this Lease or sublet the Premises in accordance with the provisions of Paragraph 12, no amount received or accrued, directly or indirectly, with respect to such assignment or sublease shall depend in whole or part on the income or profits of the assignee or sublessee, or any other person deriving income from the Premises. If PGP notifies Lessee that PGP has in good faith determined that its status as a real estate investment trust under the provisions of the Internal Revenue Code of 1954, as heretofore or hereafter amended, will be jeopardized because of any provision of this Lease, Lessor may request reasonable amendments to this Lease and Lessee will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not (i) increase the monetary obligations of Lessee pursuant to this Lease, or (ii) in any other manner adversely affect its interest in the Premises.

                60. Relocation of Tenant. At Landlord's written request, Tenant shall move from the Premises to any other premises and location in the Project. In the event of such move, the new location and premises shall be substituted for the Premises described in the Lease above, but all other terms of this Lease shall remain the same. It is understood and agreed that Landlord will relocate Tenant only for sound business practices and consideration.

                61. Prohibition on Assignment and Subletting. Notwithstanding any other provision in this Lease, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assign") or sublet all or any part of Lessee's interest in this Lease or in the Premises.

"LESSOR"                              "LESSEE"


PACIFIC GULF PROPERTIES INC.,          BRIAN MALLIET
a Maryland corporation

By:______________________________      By:______________________________
   Robert A. Dewey                        Brian Malliet
   Its:      Vice President
   Dated:________________________         Dated:________________________

                                    EXHIBIT M


                         JOINT LEASE ESCROW INSTRUCTIONS


         THESE JOINT LEASE ESCROW INSTRUCTIONS (these "INSTRUCTIONS") are dated as of___________ , 1997, and are entered into by and between PACIFIC GULF PROPERTIES INC. ("LESSOR"),_______________ ("LESSEE"), and FIDELITY NATIONAL TITLE INSURANCE COMPANY ("ESCROW HOLDER"), with respect to that certain lease between Lessor and Lessee in the form attached hereto as Exhibit "A" (the "LEASE"). All terms used herein and not otherwise defined shall have the meanings given thereto in the Lease. Lessor and Lessee desire by these Instructions to make provisions for the payment of the Rent due under the Lease for the Lease Term through Escrow Holder's Escrow No._____________ ("LEASE ESCROW").

         This Lease Escrow shall open and become effective only upon the occurrence of the following: (a) the successful close of Fidelity National Title Insurance Company's Escrow No. ___________________(the "CLOSING ESCROW") and (b) the deposit into this Lease Escrow from the Closing Escrow of $300,000.00 (the "DEPOSIT") by or on behalf of Lessee. Escrow Holder shall immediately notify Lessor and Lessee upon the occurrence of the foregoing events.

         The Deposit shall be held in escrow by the Escrow Holder and disbursed pursuant to these instructions. Pending disbursement, the Deposit shall be deposited by Escrow Holder in an interest-bearing demand deposit account with a federally insured state or national bank located in California. All interest accrued on the Deposit shall be for the Lessee's account.

         On ______________, 1997 and on the first day of each calendar month thereafter until the expiration of the Lease Term, the Escrow Holder shall disburse to Lessor from the Deposit the sum of $_______ in payment of the Rent then due under the Lease. Any such payment shall be deemed payment of Rent under the Lease.

         Unless Escrow Holder receives written notice from Lessor changing such address, Lessor's address for the delivery of the payment(s) provided for herein is 4200 Von Karman, 2nd Floor, Suite 100, Newport Beach, California 92660-2002,
Attention: Lonnie Nadal.

         Upon the full disbursement of the Deposit in accordance with these Instructions, Escrow Holder shall promptly release to the Lessee all interest accrued on the Deposit, and this escrow shall terminate. Lessee's address for delivery of interest accrued as provided herein is_______________________.


         These Instructions may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page. Any signature page of these Instructions may be detached from any counterpart of these Instructions and reattached to any other counterpart of these Instructions identical in form hereto but having attached to it one or more additional signature pages. These Instructions shall be deemed executed and delivered upon each party's delivery of an executed signature page of these Instructions, which signature pages may be delivered by facsimile with the same effect as delivery of the originals.

         IN WITNESS WHEREOF, the parties have executed and delivered these Instructions.

                      LESSOR
                      PACIFIC GULF PROPERTIES INC., a Maryland corporation


                      By:____________________________________________
                         Robert A. Dewey
                         Vice President, Asset Management



                      LESSEE

                         ____________________________________________


Fidelity National Title Company agrees to act as Escrow Holder in accordance with these Instructions.

                      FIDELITY NATIONAL TITLE COMPANY


                      By:____________________________________________

                         ____________________________________________

                         _____________________, Escrow Officer

                                   EXHIBIT N

                           DUE DILIGENCE DELIVERIES**

Seller shall deliver true, complete and correct copies of each of the following to Buyer on or before September 16, 1997:


         1. Current Lease Schedule showing the name of each lessee, the approximate square footage occupied, and a specific description of the lease (the "Lease Schedule").

         2. Copies of all Leases.

         3. A schedule (the "Schedule of Agreements") setting forth a list of all of the service contracts and other agreements or rights related to the ownership, use or operation of the Property, including utility contracts, maintenance contracts, lease brokerage or commission agreements and equipment leases (collectively, the "Service Contracts"), but excluding any property management agreements that Seller will have terminated at or before Closing. From this Schedule of Agreements, Buyer shall designate those contracts that Seller shall assign to Buyer and that Buyer shall assume as of Closing (such designated Service Contracts together with the Warranties and any Other Documents designated by Buyer for assignment are collectively referred to herein as the "Assigned Contracts").

         4. A copy of Seller's Owner's Policy of Title Insurance, and a current ALTA extended coverage preliminary title report on the Real Property, issued by Title Company, accompanied by copies of all documents referred to in the report (collectively, the "Preliminary Report").

         5. A copy of any survey of the Real Property in Seller's possession.

         6. Available governmental permits and approvals relating to the construction, operation, use or occupancy of the Property, including without limitation, all building permits, certificates of completion, certificates of occupancy, environmental permits and licenses (individually and collectively "Permits").

         7. A copy of a year-to-date (through July 30, 1997) operating statement. Copies of the most recent property tax bills and assessments for the Property. A copy of the budget for the Property for the current year.

         8. Available, presently effective warranties or guaranties from any contractors, subcontractors, suppliers, servicemen or materialmen in connection with any of the Tangible Personal Property or any construction, renovation, repairs or alterations of the Improvements or any tenant improvements (collectively, the "Warranties").

         9. Available reports in Seller's possession relating to the Property, including environmental reports, environmental audits, soils reports, site plans, engineering reports and plans, landscape plans, structural calculations, floor plans, construction contracts, and other reports or documents of significance to the Property, including without implied limitation all court filings relative to the CalTrans Taking in the possession of Seller or its counsel.


-----------------------------------
*All due diligence deliveries (excluding items 3 and 4) shall be only of materials that are in the possession of Seller and/or Seller's agents.

                                    EXHIBIT O

                               SURVEY REQUIREMENTS

OWNER:                  PACIFIC GULF PROPERTIES INC.

TITLE COMPANY: FIDELITY NATIONAL TITLE INSURANCE COMPANY


1. Certification: Survey to be certified to (i) Owner and (ii) Title Company by a Registered Land Surveyor or a licensed Civil Engineer using the attached long-form certification. Survey (a) is to have surveyor's seal affixed and (b) is to reflect a current date; provided that older surveys are acceptable if updated and recertified within 90 days of Closing.

2. Legal Description and Address: The full legal description and street address must be shown. The legal description must be identical to that shown in Title Company's most recent title report (the "Title Report") or discrepancies explained. If the Property is described as being on a filed map, the survey should contain a legend relating the parcel to the map on which it is shown. With regard to a metes and bounds description, a monument or a reference to a nearby monument should establish the beginning point.

3. Properly Identified: All perimeter property lines must be specifically identified. Show the location by courses and distances of: (a) the fee parcel; (b) the relation of the point of beginning of said parcel to the monument from which it is fixed; (c) all servient easements; (d) the established building line; (e) all easements appurtenant to said parcel; and (f) the line of the street or streets abutting the parcel and the width of said streets.

4. Parcel Size: The number of square feet or acres contained in the parcel covered by the survey must be specifically identified.

5. Distances and Access: All streets adjacent to the property, R.O.W. lines, and the distance from the nearest major intersecting streets must be specifically identified and distances shown. The survey must disclose that access to the adjacent streets exists.

6. Curb Cuts, Driveways, and Other Matters Identified: All curb cuts, driveways, fences, and location of major trees and shrubbery to be protected must be shown.

7. Title Company Exceptions Plotted: All exceptions on the Title Report must be plotted (or identified on the face of the survey as not plottable). Indicate reason that any exception (except liens) is not plottable.

8. Easements: All easements affecting the Property identified by recording information (Book and Page or document number of instrument creating the easement) must be shown. All evidence of prescriptive easements or other visible evidence of possible third-party rights must also be shown.

9. Structures and Distances Shown (Spotted, In-Place Survey): All structures, foundations, improvements including sidewalks, stoops, overhangs, fences, and parking areas must be shown. The square footage of all structures must be listed. Show all structures and improvements on said parcel with horizontal lengths of all sides and the relation thereof by distances to: (a) all boundary lines of the parcel; (b) servient easements; (c) established building lines; (d) street lines; and (e) square foot area of all structures. Show all improvements on adjoining property which are within five (5) feet of the property lines of the Land.

10. Utility Lines: Identify all utility lines as they service the Property and improvements (sewer, water, gas, electric, and telephone). Indicate whether the utility line is above or below grade, show the sizes of the respective service, and indicate the point of installation to the improvements and to offsite mains.

11. Set-back Lines: Show building restriction lines and applicable yard and setback requirements and distances.

12. Party Walls and Encroachments: Show and describe all party walls and encroachments (either onto or from the Land) or make positive statement that there are no party walls or encroachments.

13. Parking: List parking requirements of applicable zoning ordinances based on intended use of the parcel. Identify parking and paved areas. Identify the number of vehicles that may be parked in each parking area. A total of the parking spaces should be given in the Notes, including how many are designated for handicapped parking and compact cars.

14. Floodplain Note: State whether or not property appears on any U.S. Department of HUD Flood Insurance Boundary Map, and if so, further state map number and whether or not property appears in the "Flood Hazard Area" shown on the map.

15. Watercourse Flow: Show the location and direction of flow for existing streams, rivers, or surface drainage system, if applicable.

16. Railroad Tracks: Show the location of railroad tracks and sidings, if applicable.

17. Adverse Soil Conditions: The location of rubbish fills, sloughs, springs, any underground tanks, filled-in walls or cisterns and seep holes should be charted whenever possible.

18. Mineral Rights: Identify mineral rights and if there is right to surface entry.

19. Seismic Hazard Note: Include in Notes a statement that the property is not in a Special Study Zone as designated under the Alquist-Priolo Special Studies Zone Act, California Public Resources Code Section 2621, et seq.

REQUIRED CERTIFICATION

I hereby certify to PACIFIC GULF PROPERTIES INC. and TITLE COMPANY that:

         a) This map or plat and the survey on which it is placed (i) were made in accordance with the "Minimum Standard Requirements for ALTA/ACSM Land Title Surveys," jointly established and adopted by ALTA and ACSM in 1992, and includes items 1 through 4, 6 through 11 and 13 of Table A thereof, (ii) meet the Accuracy Standards (as adopted by ALTA and ACSM and in effect on the date of this Certification) of an Urban Survey; and (iii) in all respects meets the requirements of all applicable law.

         b) On the __ day of _______19_, this survey was made on the ground as per the field notes shown on this survey, and correctly shows (i) the boundaries and areas of the subject property and the size, location, and type of buildings and improvements thereon and the distance therefrom to the nearest facing exterior property lines of the subject property, (ii) the location of all rights-of-way, easements, and any other matters of record (or of which I have knowledge or have been advised, whether or not of record) or appearing from careful visual inspection of the property, affecting or benefiting the subject property, (iii) the location of the parking areas on the subject property, (iv) all abutting dedicated public streets providing access to the subject property, together with the width the name thereof, and (v) all other significant items on the subject property;

         c) The description of the subject property shown hereon corresponds to the boundaries of the subject property shown on the survey, and such description closes by engineering calculation;

         d) The subject property contains ____ [square feet] [acres] and a total of ____ striped parking stalls, ____ regular, ____ compact and ____ handicapped;

         e) No covenants. restrictions or easements that are of record, discoverable upon visual inspection, or otherwise known to me appear to me to have been violated in any respect except as shown;

         f) Except as set forth below (including under the subject property to the extent known to me or ascertainable upon physical inspection without excavation) there are no (i) encroachments upon the subject property by improvements on adjacent property, (ii) encroachments on any easements or on adjacent property, streets, or alleys by any improvements on the subject property, (iii) party walls, (iv) conflicts or protrusions. The exceptions to the above statements are as follows: [if none, so state];

         g) Adequate ingress to and egress from the subject property is provided by [name of streets], the same being paved, dedicated public right(s)-of-way maintained by [name of maintaining authority];

         h) All required building set-back lines on the subject property are located as shown hereon, and there are no violations of the set-back lines by any improvements on the subject property. The exceptions to the above statements are as follows: (if none, so state];

         i) There are no violations of zoning ordinances, restrictions or other rules and regulations with reference to the location of said buildings and improvements, and the number and configuration of parking spaces;

         j) All utility services required for the operation of the subject property enter the subject property through the adjoining public streets, or if they do not, this survey shows the point of entry and location of any utilities which pass through or are located on adjoining private land and contains a legal description of area occupied by such utilities; and

         k) No portion of the subject property shown hereon lies within the 100-year flood plain or any area subject to special flood hazards, and the subject property lies within Flood Zone ____ (defined in Survey Notes), as shown on the Flood Insurance Rate Map published by the Federal Emergency Management Agency for the City of _____ Community Panel Number ____ Effective Date_____, and this survey shows the location and direction of all storm drainage systems serving the property.


                             ---------------------------------------------
                             [Signature of Surveyor]

Registered Public Surveyor
[Name, address, telephone number and job number of Surveyor]